EXECUTION




                                  DOCUNET INC.

                           DataLink Acquisition Corp.


                            ASSET PURCHASE AGREEMENT
                              FOR CERTAIN ASSETS OF
                              DATALINK CORPORATION





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                                TABLE OF CONTENTS


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PRELIMINARY STATEMENTS............................................................................................1

ARTICLE 1- CERTAIN DEFINITIONS....................................................................................1

ARTICLE 2 - SALE AND PURCHASE OF ASSETS; CONSIDERATION;
                  ASSUMPTION OF LIABILITIES......................................................................11
         2.1.  Agreement to Sell and Purchase Assets.............................................................11
         2.2.  Intentionally Omitted.............................................................................11
         2.3.  Consideration and Payment.........................................................................11
         2.4.  Payment of Purchase Price.........................................................................16
         2.5.  Allocation of Purchase Price......................................................................16
         2.6.  Assumption of Liabilities.........................................................................17

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF SELLER
                  AND SHAREHOLDER................................................................................17
         3.1.  Organization; Qualification; Good Standing........................................................17
         3.2.  Authorization for Agreement.......................................................................18
         3.3.  Ownership; Subsidiaries and Affiliates............................................................18
         3.4.  Enforceability....................................................................................19
         3.5.  Legal Proceedings and Orders......................................................................19
         3.6.  Title to the Purchased Assets and Related Matters.................................................19
         3.7.  Compliance with Laws..............................................................................19
         3.8.  Labor Matters.....................................................................................20
         3.9.  Employee Benefit Plans............................................................................21
         3.10. Financial Statements..............................................................................22
         3.11. Absence of Undisclosed Liabilities................................................................24
         3.12. Real Property.....................................................................................24
         3.13. Tangible Personal Property........................................................................25
         3.14. Contracts.........................................................................................26
         3.15. Insurance.........................................................................................28
         3.16. Proprietary Rights................................................................................28
         3.17. Environmental Matters.............................................................................29
         3.18. Permits...........................................................................................30
         3.19. Regulatory Filings................................................................................30
         3.20. Taxes and Tax Returns.............................................................................30
         3.21. Affiliate Transactions............................................................................31
         3.22. Accounts..........................................................................................32
         3.23. Receivables.......................................................................................32
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         3.24. Solvency..........................................................................................32
         3.25. Officers and Directors............................................................................33
         3.26. Brokers or Finders................................................................................34
         3.27. No Other Agreements to Sell Assets................................................................34
         3.28. Customers.........................................................................................34
         3.29. Investment Company................................................................................34
         3.30. Absence of Changes................................................................................34
         3.31. Accuracy and Completeness of Information..........................................................35

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF
                  PURCHASER AND PARENT...........................................................................36
         4.1.  Organization......................................................................................36
         4.2.  Authorization for Agreement.......................................................................36
         4.3.  Enforceability....................................................................................36
         4.4.  Litigation........................................................................................36
         4.5.  Registration Statement............................................................................37
         4.6.  Brokers or Finders................................................................................37

ARTICLE 5 - COVENANTS............................................................................................37
         5.1.  Good Faith........................................................................................37
         5.2.  Approvals.........................................................................................37
         5.3.  Cooperation; Access to Books and Records..........................................................38
         5.4.  Duty to Supplement................................................................................39
         5.5.  Information Required for Purchaser Financing Transactions.........................................39
         5.6.  Performance of Conditions.........................................................................40
         5.7.  Conduct of Business...............................................................................40
         5.8.  Negative Covenants................................................................................41
         5.9.  Exclusive Negotiation.............................................................................43
         5.10. Public Announcements..............................................................................43
         5.11. Amendment of Schedules............................................................................43
         5.12. Cooperation in Preparation of Registration Statement..............................................44
         5.13. Examination of Final Financial Statement..........................................................45
         5.13A Audit Opinion.....................................................................................45
         5.14. Lock-Up Agreements................................................................................45
         5.15. Compliance with the Hart-Scott-Rodino Antitrust Improvements
                  Act of 1976 (the "Hart-Scott Act").............................................................46
         5.16. Lease.............................................................................................46
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ARTICLE 6 - CONDITIONS PRECEDENT TO CLOSING......................................................................46
         6.1.  Conditions Precedent to Purchaser's and Parent's Obligations......................................46
         6.2.  Conditions Precedent to Seller's Obligations......................................................49

ARTICLE 7 - CLOSING..............................................................................................51

ARTICLE 8 - COVENANT NOT TO COMPETE..............................................................................52
         8.1.  Confidentiality...................................................................................52
         8.2.  Covenant Not To Compete...........................................................................53
         8.3.  Specific Enforcement; Extension of Period.........................................................54
         8.4.  Disclosure........................................................................................54
         8.5.  Interpretation....................................................................................54
         8.6.  Acknowledgment....................................................................................55

ARTICLE 9 - SURVIVAL.............................................................................................55
         9.1.  Survival of Representations, Warranties, Covenants and Agreements.................................55
         9.2.  [Intentionally omitted.]..........................................................................56
         9.3.  Underwriter's Benefit.............................................................................56

ARTICLE 10 - INDEMNIFICATION.....................................................................................56
         10.1. Seller and Shareholder's Indemnification..........................................................56
         10.1A No Indemnification of Projected Information.......................................................57
         10.2. Purchaser's and Parent's Indemnification..........................................................57
         10.3. Payment; Procedure for Indemnification............................................................58
         10.4. Equitable Contribution Under the Securities Act...................................................60
         10.5. Exclusiveness of Indemnification..................................................................60
         10.6. Limitations on Indemnification....................................................................61

ARTICLE 11 - TERMINATION AND REMEDIES............................................................................61
         11.1. Termination.......................................................................................61
         11.2. Effect of Termination.............................................................................62

ARTICLE 12 - POST-CLOSING COVENANTS..............................................................................63
         12.1. Further Cooperation...............................................................................63
         12.2. Maintenance of Books and Records..................................................................63
         12.3. By Seller and Shareholders........................................................................63
         12.4. Use of Name.......................................................................................64
         12.5. Discharge of Obligations..........................................................................64
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         12.6. Receivables.......................................................................................64
         12.7. Disclosure........................................................................................64

ARTICLE 13 - TAXES RELATING TO PURCHASED ASSETS..................................................................65

ARTICLE 14 - TRANSFER RESTRICTIONS...............................................................................65
         14.1. Transfer Restrictions.............................................................................65

ARTICLE 15 - SECURITIES LAWS REPRESENTATIONS.....................................................................66
         15.1. Compliance with Law...............................................................................66
         15.2. Economic Risk; Sophistication.....................................................................66

ARTICLE 16 - REGISTRATION RIGHTS.................................................................................67
         16.1. Piggyback Registration Rights.....................................................................67
         16.2. Registration Procedures...........................................................................68
         16.3. Underwriting Agreement............................................................................68
         16.4. Availability of Rule 144..........................................................................68
         16.5. Survival..........................................................................................68
         16.6. Applicability to Shareholders.....................................................................68

ARTICLE 17 - MISCELLANEOUS.......................................................................................68
         17.1. Notices...........................................................................................68
         17.2. No Third Party Beneficiaries......................................................................70
         17.3. Schedules.........................................................................................70
         17.4. Expenses..........................................................................................70
         17.5. Further Assurances................................................................................70
         17.6. Entire Agreement; Amendment.......................................................................70
         17.7. Section and Paragraph Titles......................................................................71
         17.8. Binding Effect....................................................................................71
         17.9. Counterparts......................................................................................71
         17.10.Severability......................................................................................71
         17.11.Governing Law.....................................................................................71

SCHEDULES
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                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (as amended or supplemented from time to time, this "Agreement") is hereby made this 9th day of September, 1997 by and among DataLink Corporation (the "Seller"), an Arizona corporation (the "Company"), Judith K. DeMott and Geri E. Davidson (each a Shareholder and collectively, the "Shareholders"), and DataLink Acquisition Corporation, a Pennsylvania corporation ("Purchaser") and DocuNet Inc., a Pennsylvania corporation (the "Parent").

                             PRELIMINARY STATEMENTS

     The Seller is engaged in the business of providing document management services. Shareholders own one hundred percent (100%) of the issued and outstanding shares of the Seller's capital stock. Purchaser is a wholly-owned subsidiary of the Parent. The Seller desires to sell to the Purchaser and the Purchaser desires to purchase from the Seller all of the Seller's assets that are used in or related to the operation of the Seller's document management, document software and related businesses (the "Business"), together with the goodwill related to the Business in accordance with the provisions set forth in this Agreement. Except for those specific obligations and liabilities of the Seller identified in this Agreement, the Purchaser is assuming none of the Seller's obligations or liabilities.

     IN CONSIDERATION of the foregoing and the mutual promises, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1
                               CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings herein specified, unless the context otherwise requires:

     1.1. [Intentionally Omitted.]

     1.2. Accounts shall have the meaning set forth in Section 3.22.

     1.3. Accrued Expenses shall mean, as of any date of determination, accrued expenses as would appear on a balance sheet of the Business as of such date prepared in accordance with GAAP, but specifically excluding any accounts payable to any of the Seller's or the Shareholder's Affiliates or to any of the Seller's directors, officers or employees that is contingent upon or payable as a result of the transactions contemplated by this Agreement.


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     1.4. Acquired Liabilities shall mean, as of the applicable date, Seller's
Payables, Accrued Expenses and advances under service contracts, as would appear on a balance sheet of the Company as of such date prepared in accordance with GAAP and in the normal course of business consistent with the past practice of the Company.

     1.5. Acquired Net Fixed Assets shall mean, as of the applicable date, the Seller's fixed assets as categorized on the Seller Balance Sheet reported in accordance with GAAP.

     1.6. Acquired Net Operating Assets shall mean, as of the applicable date, the Seller's (i) Acquired Net Fixed Assets plus the Seller's Current Assets, minus Seller's Acquired Liabilities, reported on the Seller Balance Sheet in accordance with GAAP.

     1.7. Acquired Net Working Capital shall mean, as of the applicable date, the Seller's Current Assets minus its Acquired Liabilities, as reported on the Seller Balance Sheet in accordance with GAAP.

     1.8. Affiliate shall mean: (i) any Person that directly or indirectly through one or more intermediaries controls, is controlled by or under common control with the Person specified; (ii) any director, officer, or Subsidiary of the Person specified; and (iii) the spouse, parents, children, siblings, mothers-in-law, fathers-in law, sons-in-law, daughters-in-law, bothers-in-law, and sisters-in-law of the Person specified. For purposes of this definition and without limitation to the previous sentence, (x) "control" of a Person means the power, direct or indirect, to direct or cause the direction of management and policies of such Person, whether through ownership of voting securities, by contract or otherwise, and (y) any Person owning more than ten percent (10%) or more of the voting securities or similar interests of another Person shall be deemed to be an Affiliate of that Person.

     1.9. Affiliate Transaction shall have the meaning set forth in Section
3.21.

     1.10. Allocation Schedule shall have the meaning set forth in Section 2.5.

     1.11. Assignment and Assumption Agreement shall mean the Assignment and Assumption Agreement to be executed and delivered by and between the Purchaser and the Seller in the form attached to this Agreement as Exhibit A.

     1.12. Assumed Liabilities shall have the meaning set forth in Section 2.6.

     1.13. Balance Sheet Date shall mean June 30, 1997.

     1.14. Bill of Sale shall mean the Bill of Sale to be executed and delivered by the Seller to the Purchaser in the form attached to this Agreement as Exhibit B.


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     1.15. Books and Records shall mean all records, documents, lists and files, relating to either or both of the Purchased Assets or the Business including, without limitation, price lists, lists of Accounts, customers, suppliers and personnel, all product, business and marketing plans, historical sales data and all books, ledgers, files and business records (including, without limitation, all financial records and books of account) of or relating to either or both of the Purchased Assets or the Business; in any of the foregoing cases, whether in electronic form or otherwise.

     1.16. Business shall have the meaning set forth in the Preliminary Statements to this Agreement.

     1.17. Cash Purchase Price shall have the meaning set forth in Section 2.4.

     1.18. Claim Notice shall have the meaning set forth in Section 10.3(c).

     1.19. Closing shall have the meaning set forth in Section 7.1.

     1.20. Closing Balance Sheet shall mean the unaudited balance sheet delivered by the Seller to the Purchaser as of the date immediately prior to the Closing Date, in accordance with Section 3.10(d).

     1.21. Closing Date shall mean the date on which the Closing actually takes place.

     1.22. Closing Trade Accounts Receivable shall have the meaning set forth in
Section 2.3.

     1.23. Code shall mean the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended and supplemented from time to time, or any successors thereto.

     1.24. Confidential Information shall mean (i) with respect to any party to this Agreement or any Affiliate of such party or any Potential Founding Company, all financial, technical, commercial or other information, including but not limited to information, materials, documents, financial reports, business plans and marketing data that relate to the business, strategies or operations of the parties hereto or a Potential Founding Company, disclosed or otherwise made available by such party, such Affiliate or Potential Founding Company (the "Discloser") to another party, affiliate or Potential Founding Company (the "Recipient") in connection with the transactions contemplated by this Agreement and (ii) each of the terms, conditions and other provisions contained in this Agreement and in the agreements or documents to be delivered pursuant to this Agreement. Notwithstanding the preceding sentence, the definition of Confidential Information shall not include any information that (i) is in the public domain at the time of disclosure to the Recipient or becomes part of the public domain after such disclosure through no fault of the Recipient, (ii) is possessed in writing by the Recipient at the


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time of disclosure to such Recipient, (iii) is contained in the Registration
Statement on Form S-1 to be filed by Parent in connection with the Initial Public Offering, or (iv) is disclosed to a party or Potential Founding Company by any Person other than a party to this Agreement or a Potential Founding Company; provided, that the party to whom such disclosure has been made does not have actual knowledge that such Person is prohibited from disclosing such information (either by reason of contractual, or legal or fiduciary duty or obligation). For the purposes hereof, public domain shall not include disclosure of information to a Potential Founding Company or (except as otherwise provided herein) to any other person in connection with the transactions contemplated hereby.

     1.25. Consents shall mean any consents, waivers, approvals, authorizations, certifications or exemptions from any Person or under any Contract or Requirement of Law, as applicable.

     1.26. Current Assets shall mean, as of the applicable date, the Seller's Trade Accounts Receivables, Inventories and Prepaid Expenses.

     1.27. Contracts shall mean, with respect to any Person, any indentures, indebtedness, contracts, leases, agreements, instruments, licenses, undertakings and other commitments, whether written or oral, to which such Person is, or such Person's properties are bound.

     1.28. Credit Acts shall mean (i) the Fair Debt Collection Practices Act, 16 U.S.C. ss.1692, et seq., the Fair Credit Reporting Act, 16 U.S.C. ss.1681 et seq., and any other provision of the Consumer Credit Protection Act, in each case, together with the rules and regulations promulgated thereunder, (ii) the Telemarketing and Consumer Fraud and Abuse Prevention Act of 1994, 15 U.S.C. ss.6101 et seq., together with the rules and regulations promulgated thereunder,
(iii) the Telephone Consumer Protection Act of 1991, together with the rules and regulations promulgated thereunder, and (iv) any Requirement of Law of any jurisdiction relating to the subject matter covered by any of the foregoing, all as amended and supplemented from time to time, or any successors thereto.

     1.29. Debt shall have the meaning set forth in Section 2.3.

     1.30. DocuNet Common Stock shall mean the common stock, no par value per share, of DocuNet Inc., the sole shareholder of Purchaser.

     1.31. Employee Benefit Plan shall mean any deferred compensation, pension, profit sharing, stock option, stock purchase, savings, group insurance or retirement plan, and all vacation pay, severance pay, incentive compensation, consulting, bonus and other employee benefit or fringe benefit plans or arrangements maintained by the Seller or any ERISA Affiliate (including, without limitation, health insurance, life insurance and other benefit plans maintained for retirees) within the previous six plan years or with respect to which contributions are or were


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(within such six year period) made or required to be made by the Seller or any
ERISA Affiliate or with respect to which the Seller has any liability.

     1.32. Encumbrances shall mean, with respect to any asset, any security interests, liens, encumbrances, pledges, mortgages, conditional or installment sales Contracts, title retention Contracts, transferability restrictions and other claims or burdens of any nature whatsoever attached to or adversely affecting such asset other than liens arising in the ordinary course of business which are not incurred in connection with the borrowing of money and which, in the aggregate, are not material.

     1.33. Environmental Laws shall mean all Requirements of Law relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land, or surface or subsurface strata) including, without limitation, Requirements of Law relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment and Requirements of Law relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any of the foregoing including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et. seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et. seq., and the rules and regulations promulgated thereunder, all as amended and supplemented from time to time, and together with any successors thereto. As used in this Agreement, the term "hazardous substances" shall have the meaning assigned to that term in CERCLA, and the rules and regulations promulgated thereunder, as amended and supplemented from time to time, or any successors thereto.

     1.34. ERISA shall mean the Employment Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder, as amended and supplemented from time to time, or any successors thereto.

     1.35. ERISA Affiliate shall mean any Person that is included with the Seller in a controlled group or affiliated service group under Sections 414(b),
(c), (m) or (o) of the Code.

     1.36. Escrow Agent shall mean the individual or entity named as the Escrow Agent in the Escrow Agreement.

     1.37. Escrow Agreement shall mean the Escrow Agreement between the Seller, the Purchaser and the Escrow Agent to hold the Escrow Amount pursuant to the terms and conditions therein as referred to in Section 2.4, substantially in the form attached hereto as Exhibit C.

     1.38. Escrow Amount shall have the meaning set forth in Section 2.4(c).



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     1.39. Excluded Assets shall mean those assets listed on Schedule 2.1(b)
attached to this Agreement.

     1.40. Financial Statements shall have the meaning set forth in Section 3.10(a).

     1.41. Founding Companies shall mean those Potential Founding Companies that enter into definitive acquisition agreements with the Purchaser or Parent in anticipation of a simultaneous acquisition by Purchaser or Parent and Initial Public Offering.

     1.42. GAAP shall mean generally accepted accounting principles in the United States set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements by the Financial Accounting Standards Board or in such other statement by such other entity as may be generally recognized as the successors for the aforementioned; and shall also mean the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period unless specific exemption is noted in the financial statements where a change of accounting method, principle or presentation has occurred.

     1.43. Governmental or Regulatory Authority shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the government of the United States or of any foreign country, any state or any political subdivision of any such government (whether state, provincial, county, city, municipal or otherwise).

     1.44. Indemnifiable Losses shall mean all liabilities, obligations, claims, demands, damages, penalties, settlements, causes of action, costs and expenses. Indemnifiable Losses shall include, without limitation, the actual costs paid in connection with an Indemnified Party's investigation and evaluation of any claim or right asserted against such Indemnified Party and all reasonable attorneys', experts' and accountants' fees, expenses and disbursements and court costs including, without limitation, those incurred in connection with the Indemnified Party's enforcement of this Agreement and the indemnification provisions of
Article 10 of this Agreement.

     1.45. Indemnified Party shall have the meaning set forth in Section
10.3(a).

     1.46. Indemnifying Party shall have the meaning set forth in Section
10.3(a).

     1.47. Indemnity Notice shall have the meaning set forth in Section 10.3(a).

     1.48. Initial Public Offering shall mean the initial public offering of the DocuNet Common Stock registered under the Securities Act.

     1.49. Initial Public Offering Price shall mean the price to the public of the DocuNet Common Stock sold in the Initial Public Offering.


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     1.50. Intellectual Property shall mean all patents, patent rights, patent applications, registered trademarks and service marks, trademark rights, trademark applications, service mark rights, service mark applications, trade names, registered copyrights, copyright rights and all intellectual, industrial or proprietary rights and trade secrets, technology and know-how relating to either or both of the Purchased Assets or the Business, in each case together with any amendments, modifications and supplements thereto.

     1.51. Interim Financial Statements shall have the meaning set forth in
Section 3.10(b).

     1.52. Inventory shall mean all inventory incremental or relating to, or used in connection with the Business including, without limitation, all supplies, work-in-process and finished goods identified on Annex 1 to Schedule 2.1(a) attached to this Agreement.

     1.53. IRS means the Internal Revenue Service or any successor organization thereto.

     1.54. Knowledge shall mean with respect to any representation, warranty or statement of any party in this Agreement that is qualified by such party's "knowledge," the actual knowledge of such party or, in the case of an entity, the actual knowledge of any officer or director of such entity, and, in the case of any such officer or director that knowledge that a reasonably prudent officer or director should have if such person duly performed his or her duties as an officer or director of such party or made reasonable and diligent inquiry and exercised due diligence with respect thereto.

     1.54A. Lease shall mean the lease of Real Property the material terms and conditions of which are set forth on Exhibit D attached hereto.

     1.55. Legal Proceeding shall mean any action, suit, arbitration, claim or investigation by or before any Governmental or Regulatory Authority, any arbitration or alternative dispute resolution panel, or any other legal, administrative or other proceeding.

     1.56. Material Adverse Effect shall mean an effect which is or would be materially adverse to the Business and Properties (including Intellectual Property), the prospects for the Business, or the condition (financial or otherwise) or results of operation, of the Seller.

     1.57. Obligations and liabilities and words of similar import include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

     1.58. Order shall mean any judgment, order, writ, decree, injunction or other determination whatsoever of any Governmental or Regulatory Authority or any other entity or


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body whose finding, ruling or holding is legally binding or is enforceable as a matter of right (in any case, whether preliminary or final).

     1.59. Payables shall mean, as of any date of determination, the Seller's accounts payable associated with the Business as of such date in accordance with GAAP consistently applied, other than amounts that are payable to any Affiliate of the Seller or any of the Shareholders.

     1.60. PBGC means the Pension Benefit Guaranty Corporation or any successor organization thereto.

     1.61. Permits shall mean all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises, rights, orders, qualifications and similar rights or approvals granted or issued by any Governmental or Regulatory Authority relating to either or both of the Purchased Assets or the Business.

     1.62. Person shall mean any natural person, corporation, general partnership, limited partnership, limited liability Seller, proprietorship, joint venture, trust, association, union, entity, or other form of business organization or any Governmental or Regulatory Authority whatsoever.

     1.63. Prepaid Expenses shall mean, as of any date of determination, payments made by Seller with respect to the Business, other than payments made by the Seller to any Affiliate of either the Seller or the Shareholder, that constitute prepaid expenses of the Business in accordance with GAAP consistently applied as of such date.

     1.63A Pricing shall mean the determination by Parent and the Underwriters of the public offering price of the shares of DocuNet Common Stock in the Initial Public Offering.

     1.63B Pricing Date shall mean the date on which the Pricing takes place.

     1.64. Potential Founding Company shall mean any person or entity entering into a letter of intent with the Purchaser or Parent, or their Affiliates, to participate in the simultaneous acquisition by Purchaser or Parent and Initial Public Offering.

     1.65. Property shall mean the Real Property, Intellectual Property and Tangible Personal Property of the Company.

     1.66. Purchased Assets shall have the meaning set forth in Section 2.1.

     1.67. Purchase Price shall have the meaning set forth in Section 2.3.



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     1.68. Purchaser Financing Transaction shall mean the Initial Public
Offering, any other offering by the Parent or any of its Subsidiaries of any securities, whether debt or equity, or any other financing or credit arrangement sought by the Parent or any of its Subsidiaries.

     1.69. [Intentionally omitted.]

     1.70. Real Property shall mean all real property of Seller.

     1.71. Receivables shall mean, as of any date of determination, the Seller's accounts receivable, notes receivable and other miscellaneous receivables associated with the Business at such date.

     1.72. Regulatory Approvals shall mean all Consents from all Governmental or Regulatory Authorities.

     1.73. Related Companies shall have the meaning set forth in Section 8.2(a).

     1.74. Requirement of Law shall mean, with respect to any Person, such Person's articles or certificate of incorporation, by-laws or other governing or constitutive documents, if any, and any provision of law, statute, treaty, rule, regulation, ordinance or pronouncement having the effect of law, or any Order, to which, in each case, such Person or any of such Person's properties, operations, business or assets is bound or subject.

     1.75. Restricted Area shall have the meaning set forth in Section 8.2(a).

     1.76. Restricted Business shall have the meaning set forth in Section
8.2(a).

     1.77. Restricted Period shall mean, with respect to the Seller and the Shareholders, the period commencing on the Closing Date and ending on the later of (i) the first anniversary of the date on which such Shareholder's employment with the Purchaser, if any, expires, is not renewed, or is otherwise terminated, and (ii) the fifth anniversary of the Closing Date, as such period may be extended pursuant to Section 8.3(b); provided that, with respect to the Shareholders, the reference to "fifth anniversary" in this clause (ii) shall be automatically changed to "fourth anniversary" if the average closing price of the DocuNet Common Stock during any 20-trading day period within the 60-day period prior to or following the date on which such Shareholder's employment with the Purchaser terminates is less than 50% of the Initial Public Offering Price (as adjusted proportionately for any stock splits, stock dividends or reverse stock splits).

     1.78. Securities Act shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended and supplemented from time to time, or any successors thereto.

     1.79. Seller Accountants shall have the meaning set forth in Section 2.3.

     1.80. Seller Balance Sheet shall have the meaning set forth in Section
3.11.

     1.81. Intentionally Omitted.

     1.82. Intentionally Omitted.

     1.83. Subsidiary shall mean, with respect to any Person, any Person of which securities or other ownership interests having ordinary voting power to select a majority of the board of directors or other persons serving similar functions are at the time directly or indirectly owned by such Person.


     1.84. Tangible Personal Property shall have the meaning set forth in
Section 3.13.

     1.85. Taxes shall mean (i) any tax, charge, fee, levy or other assessment including, without limitation, any net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, payroll, employment, social security, unemployment, excise, estimated, stamp, occupancy, occupation, property or other similar taxes, including any interest or penalties thereon, and additions to tax or additional amounts imposed by any federal, state, local or foreign governmental authority, domestic or foreign (a "Taxing Authority") or
(ii) any liability for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treasury Regulation ss.1.1502-6 or comparable Requirement of Law.

     1.86. Tax Returns shall mean any declaration, return, report, estimate, information return, schedule, statements or other document filed or required to be filed, with or when none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority.

     1.87. Trade Accounts Receivable shall mean, as of the applicable date, the Seller's trade accounts receivable associated with the Business.

     1.88. Transfer Taxes shall mean any applicable documentary, sales, use, filing, transfer and similar Taxes payable as a result of the transactions contemplated by this Agreement.

     1.89. Underwriter shall have the meaning set forth for that term in Section 2(a)(11) of the Securities Act.

     1.90. Unliquidated Indemnity Notice shall have the meaning set forth in
Section 10.3(b).

     1.91. Working Capital Adjustment shall have the meaning set forth in
Section 2.3.

                                    ARTICLE 2
                   SALE AND PURCHASE OF ASSETS; CONSIDERATION;
                            ASSUMPTION OF LIABILITIES

     2.1. Agreement to Sell and Purchase Assets. Subject to the terms and conditions set forth in this Agreement, and in reliance upon the joint and several representations and warranties made by the Seller and the Shareholders to the Purchaser and Parent in this Agreement, the Seller shall sell to the Purchaser and the Purchaser shall purchase and receive from the Seller, free and clear of all Encumbrances and all obligations and liabilities (other than the Assumed Liabilities), all of the tangible and intangible assets of the Seller, whether real, personal or mixed, that are incremental or relating to, or used in connection with, the Business, wherever located, including, without limitation
(i) the assets included on the Seller Balance Sheet, (ii) the assets listed on
Schedule 2.1(a) attached to this Agreement, and (iii) all assets acquired by the Seller after June 30, 1997 and on or prior to the Closing Date, but excluding the Excluded Assets and any assets disposed of in the ordinary course of business consistent with past practice (collectively, the "Purchased Assets").

     2.2. Intentionally Omitted.

     2.3. Consideration and Payment. As full consideration for the Purchased Assets being purchased pursuant to this Agreement (in addition to the assumption of the Assumed Liabilities), the Purchaser shall pay, deliver or cause to be delivered to the Seller, in the manner set forth in Section 2.4 of this Agreement, the Base Purchase Price (as hereinafter defined), less the Working Capital Adjustment (as hereinafter defined) and, subject to Section 2.3(e) below, the Net Book Value of Assets and Liabilities Adjustment (as hereinafter defined), on the terms and conditions set forth below (the "Purchase Price"):

          (a) Base Purchase Price. Subject to Section 2.4(c), the Purchaser shall pay to the Seller at the Closing the sum of Three Million Seven Hundred Fifty Thousand dollars ($3,750,000), subject to adjustments as set forth herein (the "Base Purchase Price").

          (b) Debt Adjustment. The Base Purchase Price shall be reduced, at Closing, by $1.00 for each $1.00 that Debt exceeds the Company's cash and cash equivalents reflected on the Company's Closing Balance Sheet (the "Closing Debt Amount"). The Company's Debt shall mean all of the Company's liabilities, contingent or otherwise, except Adjusted Current Liabilities, in accordance with GAAP. The Company's Adjusted Current Liabilities shall mean all of the Company's liabilities which would be classified as current liabilities in accordance with GAAP, except current amounts of principal, interest or penalties due and owing:
     (i) under promissory notes or lines of credit to lending institutions; (ii) to an employee or an Affiliate of the Company, or the Seller; (iii) to a lessor under a capital lease (except for any capital lease on account of real property), or (iv) on account of Taxes or earned insurance premiums. Promptly following the Closing and in order to verify the accuracy of the adjustment made at the Closing, the Purchaser agrees to cause the internal accounting staff and the independent certified public accountant of the Purchaser (the "Accountants") to verify the Closing Debt Amount. The Accountants shall issue a report as to their determination of the Closing Debt Amount (the "Accountants' CDA Report") promptly after their determination of such amount and the Purchaser shall deliver the Accountants' CDA Report to the Seller no later than sixty (60) days following the Closing Date. The determination of the Closing Debt Amount by the Accountants shall be conclusive and binding upon the parties hereto unless the Seller shall object to the Accountants' CDA Report within fifteen (15) days following their receipt of the Accountants' CDA Report. The Seller's objection, if any, to the Accountants' CDA Report (the "Seller's CDA Objection") shall set forth in reasonable detail the Seller's objection(s) to the Accountants' CDA Report and the Seller's calculation of the Closing Debt Amount. Within ten (10) days after receipt of the Seller's CDA Objection, the Purchaser will notify the Seller whether it accepts or disputes the Seller's adjustments, which notification shall set forth in reasonable detail the adjustments, if any, made by the Seller which the Purchaser continues to dispute (the "Purchaser's CDA Response Notice"). If the Seller does not object to the Accountants' CDA Report, or if the Purchaser agrees to accept the Seller's adjustments to the Accountants' CDA Report, then the adjustment based on the then final Closing Debt Amount (the "Final Debt Amount"), if any, shall be paid by Seller to the Purchaser in immediately available funds within five (5) business days of such acceptance. If such amount is not received by Purchaser within such time period, it shall be paid from the Escrow Amount pursuant to the Escrow Agreement and Seller shall be obligated to replenish the Escrow Amount by depositing with the Escrow Agent upon such payment either cash in a like amount or a number of shares of DocuNet Common Stock having an aggregate Value (as defined below) equal to such amount. The term "Value" in respect of a share of DocuNet Common Stock shall mean the lower of the Initial Public Offering Price and the average closing price of the DocuNet Common Stock during the 20 trading- day period ending immediately prior to the applicable payment date. If the Seller objects to the Accountants' CDA Report as set forth above and the Purchaser does not accept the Seller's proposed adjustments, then an independent accounting firm mutually satisfactory to the Seller and the Purchaser shall be engaged to determine the amount of the Closing Debt Amount and the Final Debt Amount, based upon the calculations of the independent accountants, and any adjustments of Base Purchase Price based on the amount determined as provided above shall be paid to the Purchaser in immediately available funds within five (5) business days of the determination of such amount by such accounting firm. If such amount is not received by

     Purchaser within such time period, it shall be paid from the Escrow Amount pursuant to the Escrow Agreement and Seller shall be obligated to replenish the Escrow Amount by depositing with the Escrow Agent upon such payment either cash in a like amount or a number of shares of DocuNet Common Stock having an aggregate Value equal to such amount. The parties hereto agree to cooperate fully with such independent accountants at their own cost and expense, including, but not limited to, providing such independent Accountants with access to, and copies of, all books and records that they shall reasonably request. The Purchaser and the Seller shall each bear one-half of all of the costs and expenses of such independent accounting firm, and if the parties hereto are unable to agree upon an independent accounting firm, the Seller and the Purchaser will request that one be designated by the President of the Philadelphia office of the American Arbitration Association.

          (c) Working Capital Adjustment. The Base Purchase Price shall be further reduced, at Closing, by $1.00 for each $1.00 that the Company's Adjusted Working Capital (as hereinafter defined) is less than $400,000 on the Closing Date (the "Closing Adjusted Working Capital Amount"). The Company's Adjusted Working Capital shall mean the Company's current portion of Purchased Assets, calculated pursuant to GAAP, less: (i) the portion of trade receivables that are more than 100 days past the original invoice date, calculated pursuant to GAAP, and (ii) Adjusted Current Liabilities. Promptly following the Closing, and in order to verify the accuracy of the adjustment made at the Closing, the Purchaser agrees to cause the Accountants to verify the amount of the Closing Adjusted Working Capital Amount. The Accountants shall issue a report as to their determination of the Closing Adjusted Working Capital Amount (the "Accountants' CAWCA Report") promptly after their determination of such amount and the Purchaser shall deliver the Accountants' CAWCA Report to the Seller no later than sixty (60) days following the Closing Date. The determination of the Closing Adjusted Working Capital Amount by the Accountants shall be conclusive and binding upon the parties hereto unless the Seller shall object to the Accountants' CAWCA Report within fifteen (15) days following its receipt of the Accountants' CAWCA Report. The Seller's objection to the Accountants' CAWCA Report. The Seller's objection, if any, to the Accountants' CAWCA Report (the "Seller's CAWCA Objection") shall set forth in reasonable detail the Seller's objection(s) to the Accountants' CAWCA Report and the Seller's calculation of the Closing Adjusted Working Capital Amount. Within ten (10) days after receipt of the Seller's CAWCA Objection, the Purchaser will notify the Seller whether it accepts or disputes the Seller's adjustments, if any, which notification shall set forth in reasonable detail the adjustments made by the Seller which the Purchaser continues to dispute (the "Purchaser's CAWCA Response Notice"). If the Seller does not object to the Accountants' CAWCA Report, or if the Purchaser agrees to accept the Seller's adjustments to the Accountants' CAWCA Report, then the adjustment based on the then final Closing Adjusted Working Capital Amount (the "Final Adjusted Working Capital Amount"), if any, shall be paid by Seller to the Purchaser in immediately available funds within five (5) business days of such acceptance. If such amount is not received by

     Purchaser within such time period, such amount shall be paid from the Escrow Amount pursuant to the Escrow Agreement and Seller shall be obligated to replenish the Escrow Amount by depositing with the Escrow Agent upon such payment either cash in a like amount or a number of shares of DocuNet Common Stock having an aggregate Value equal to such amount. If the Seller objects to the Accountants' CAWCA Report as set forth above and the Purchaser does not accept the Seller's proposed adjustments, then an independent accounting firm mutually satisfactory to the Seller and the Purchaser shall be engaged to determine the amount of the Closing Adjusted Working Capital Amount and the Final Adjusted Working Capital Amount, based upon the calculations of the independent accountants, and any adjustments of Base Purchase Price based on the amount discussed determined as provided above shall be paid to the Purchaser in immediately available funds within five (5) business days of the determination of such amount by such accounting firm. If such amount is not received by Purchaser within such time period, such amount shall be paid from the Escrow Amount pursuant to the Escrow Agreement and Seller shall be obligated to replenish the Escrow Amount by depositing with the Escrow Agent upon such payment either cash in a like amount or a number of shares of DocuNet Common Stock having an aggregate Value equal to such amount. The parties hereto agree to cooperate fully with such independent accountants at their own cost and expense, including, but not limited to, providing such independent accountants with access to, and copies of, all books and records that they shall reasonably request. The Purchaser and the Seller shall each bear one-half of all of the costs and expenses of such independent accounting firm, and if the parties hereto are unable to agree upon an independent accounting firm, the Seller and Purchaser will request that one be designated by the President of the Philadelphia office of the American Arbitration Association.

          (d) Net Book Value of Assets and Liabilities Adjustment. The Base Purchase Price shall be further reduced, at Closing, by $1.00 for each $1.00 that the Net Book Value of the Company's Acquired Assets and Liabilities, as reflected on the Closing Balance Sheet, is less than $700,000 on the Closing Date (the "Closing Net Book Value Amount"). The Net Book Value of the Company's Acquired Assets and Liabilities shall mean the Purchased Assets, less Adjusted Current Liabilities, calculated pursuant to GAAP. Promptly following the Closing, and in order to verify the accuracy of the adjustment made at the Closing, the Purchaser agrees to cause the Accountants to verify the amount of the Closing Net Book Value Amount. The Accountants shall issue a report as to their determination of the Closing Net Book Value Amount (the "Accountants' CNBVA Report") promptly after their determination of such amount and the Purchaser shall deliver the Accountants' CNBVA Report to the Seller not later than sixty (60) days following the Closing Date. The determination of the Closing Net Book Value Amount by the Accountants shall be conclusive and binding upon the parties hereto unless the Seller shall object to the Accountants' CNBVA Report within fifteen (15) days following their receipt of the Accountants' CNBVA Report. The Seller's objection, if any, to the Accountants' CNBVA Report (the "Seller's CNBVA Objection") shall set forth in reasonable detail the Seller's objection(s) to the Accountants' CNBVA Report and the

     Seller's calculation of the Closing Net Book Value Amount. Within ten (10) days after receipt of the Seller's CNBVA Objection, the Purchaser will notify the Seller whether it accepts or disputes the Seller's adjustments, if any, which notification shall set forth in reasonable detail the adjustments made by the Seller which the Purchaser continues to dispute (the "Purchaser's CNBVA Response Notice"). If the Seller does not object to the Accountants' CNBVA Report, or if the Purchaser agrees to accept the Seller's adjustments to the Accountants' CNBVA Report, then the adjustment based on the then final Closing Net Book Value Amount (the "Final Net Book Value Amount"), if any, shall be paid by Seller to the Purchaser in immediately available funds within five (5) business days of such acceptance. If such amount is not received by Purchaser within such time period, such amount shall be paid from the Escrow Amount pursuant to the Escrow Agreement and Seller shall be obligated to replenish the Escrow Amount by depositing with the Escrow Agent upon such payment either cash in a like amount or a number of shares of DocuNet Common Stock having an aggregate Value equal to such amount. If the Seller objects to the Accountants' CNBVA Report as set forth above and the Purchaser does not accept the Seller's proposed adjustments, then an independent accounting firm mutually satisfactory to the Seller and the Purchaser shall be engaged to determine the amount of the Closing Net Book Value Amount and the Final Net Book Value Amount, based upon the calculations of the independent accountants, and any adjustments of Base Purchase Price based on the amount determined as provided above shall be paid to the Purchaser in immediately available funds within five (5) business days of the determination of such amount by such accounting firm. If such amount is not received by Purchaser within such time period, such amount shall be paid from the Escrow Amount pursuant to the Escrow Agreement and Seller shall be obligated to replenish the Escrow Amount by depositing with the Escrow Agent upon such payment either cash in a like amount or a number of shares of DocuNet Common Stock having an aggregate Value equal to such amount. The parties hereto agree to cooperate fully with such independent accountants at their own cost and expense, including, but not limited to, providing such independent accountants with access to, and copies of, all books and records that they shall reasonably request. The Purchaser and the Seller shall each bear one-half of all of the costs and expenses of such independent accounting firm, and if the parties hereto are unable to agree upon an independent accounting firm, the Seller and Purchaser will request that one be designated by the President of the Philadelphia office of the American Arbitration Association.

          (e) Multiple Adjustments. Notwithstanding anything herein to the contrary, if a payment is due from Seller to Purchaser on account of the Working Capital Adjustment and the Net Book Value of Assets and Liabilities Adjustment, Seller shall only be obligated to pay the greater of the two adjustment amounts to Purchaser.

          (f) Shareholder Obligation The Shareholders hereby agree that the Shareholders will be jointly and severally liable for all obligations of Seller under
                                      -15-
     the Purchase Price adjustments set forth in this Section 2.3 of this Agreement including, but not limited to, the obligation to replenish the Escrow Amount.

     2.4. Payment of Purchase Price.

     (a) Stock Purchase Price. Subject to Section 2.4(c), a number of shares of DocuNet Common Stock equal to (i) $500,000 ("Stock Purchase Price") divided by
(ii) the Initial Public Offering Price shall be issued at Closing to Seller.

     (b) Cash Purchase Price. In addition, an amount equal to the Base Purchase Price less (i) the Stock Purchase Price and (ii) the reductions, if any, to be made at Closing pursuant to Sections 2.3(b), 2.3(c), 2.3(d) and 2.3(e), shall be payable at the Closing in cash to the Seller ("Cash Purchase Price"). The specific amount of the Cash Purchase Price shall be payable to the Seller by a bank check payable to the order of Seller in immediately available funds, or a wire transfer to an account to be designated by Seller in writing not less than three (3) business days prior to the Closing, such method of payment to be at the sole discretion of Purchaser.

     (c) Delivery into Escrow. Notwithstanding the foregoing, a number of shares of DocuNet Common Stock equal to (i) $187,500, divided by (ii) the Initial Public Offering Price, shall be delivered at Closing to the Escrow Agent pursuant to the Escrow Agreement (the "Escrow Amount") by the Seller. The Escrow Amount shall be available to fund (but shall not be the sole source of funding) any obligations of Seller and Shareholders under this Agreement pursuant to the terms of the Escrow Agreement; provided, however, if the amount of cash plus the value of the shares of DocuNet Common Stock (valued at the Initial Public Offering Price) in the Escrow Amount falls below $187,500 (the "Threshold Value") due to payment from the Escrow Amount pursuant to Section 2.3 hereof, the Seller (or the Shareholders pursuant to Section 2.3(c)) shall contribute additional shares of DocuNet Common Stock (valued at the Initial Public Offering Price) to the Escrow Amount in an amount necessary so that the amount of cash plus the value of the shares of DocuNet Common Stock in the Escrow Amount would equal the Threshold Value.

     2.5. Allocation of Purchase Price. The sum of the Purchase Price and all Assumed Liabilities shall be allocated among the Purchased Assets in the manner required in Section 1060 of the Code, as initially set forth in Schedule 2.5 attached to this Agreement (the "Allocation Schedule"). Should the Purchase Price or Assumed Liabilities be modified subsequent to the Closing, the Allocation Schedule will be modified in accord with the requirements of Section 1060 of the Code. Such allocation shall be binding on the parties for all purposes including, without limitation, federal income Tax purposes, and the parties shall not take any contrary position in respect of such allocation in any Tax Return or Legal Proceeding or audit relating to Taxes, or any documents, instruments or certificates filed by such party with any Governmental or Regulatory Authority or Taxing Authority, except as required by applicable law.

     2.6. Assumption of Liabilities. At the Closing, the Purchaser will assume only the Seller's obligations and liabilities expressly listed on Schedule 2.6 attached to this Agreement, if any (collectively, the "Assumed Liabilities"). Except for the Assumed Liabilities, the Purchaser shall not, by virtue of its purchase of the Purchased Assets or otherwise, acquire, assume or become responsible for any obligations or liabilities of the Seller. Nothing contained in this Agreement shall be construed as an assumption of any specific Assumed Liability until any required Consent shall have been obtained.

                                    ARTICLE 3
            REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS

     Except as set forth on the disclosure schedule delivered by the Seller and the Shareholders to the Purchaser and Parent on the date hereof (the "Disclosure Schedule"), the numbers of which are numbered to correspond to the section numbers of this Agreement to which they refer, the Seller and the Shareholders hereby, jointly and severally, represent and warrant to the Purchaser and Parent as follows:

     3.1. Organization; Qualification; Good Standing.

     (a) The Seller (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation or organization, (ii) has the power and authority to own and operate its properties and assets and to transact the Business and (iii) is duly qualified and authorized to do business and is in good standing in all jurisdictions where the failure to be duly qualified, authorized and in good standing would have a Material Adverse Effect upon the Seller's Business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise). Listed in the Disclosure Schedule is a true and complete list of all jurisdictions in which the Seller is qualified to do business.

     (b) There is no Legal Proceeding or Order pending or, to the knowledge of either of the Seller or the Shareholders, threatened against or affecting the Seller revoking, limiting or curtailing, or seeking to revoke, limit or curtail the Seller's power, authority or qualification to own, lease or operate its properties or assets or to transact the Business.

     (c) True and complete copies of the Seller's articles or certificate of incorporation, bylaws and other constitutive documents are attached to this Agreement as part of the Disclosure Schedule. Except as set forth in Schedule 3.1(c), the minute books of the Seller, as heretofore made available to the Purchaser or Parent, are correct and complete in all material respects.

     3.2. Authorization for Agreement.

     (a) The Seller. The Seller's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the
Seller: (i) are within the Seller's corporate powers and duly authorized by all necessary corporate and shareholder action on the part of the Seller and (ii) do not (A) require any action by or in respect of, or filing with, any Governmental or Regulatory Authority (B) contravene, violate or constitute, whether with or without the passage of time or the giving of notice or both, a breach or default under, any Requirement of Law applicable to the Seller or any of its properties or any Contract to which the Seller or any of its properties is bound or subject or (C) result in the creation of any Encumbrance or any obligation and liability on any of the Purchased Assets.

     (b) The Shareholders. The Shareholders' execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Shareholders (i) are within the powers and authority, corporate or otherwise, of the Shareholders and are duly authorized by all necessary corporate and Shareholder action on the part of a corporate Shareholder and (ii) do not (A) require any action by or in respect of, or filing with, any Governmental or Regulatory Authority, or (B) except as set forth on the Disclosure Schedule contravene, violate or constitute, whether with or without the passage of time or the giving of notice or both, a breach or default under any Requirement of Law applicable to the Shareholders, any of his or its properties or any Contract to which the Shareholders or any of his or its properties is bound or subject.

     3.3. Ownership; Subsidiaries and Affiliates.

     (a) Sole Shareholder. No Person other than the Shareholders owns record, beneficial or equitable ownership of any of the Seller's securities, whether debt or equity.

     (b) No Interest in Other Entities. Seller does not own, directly or indirectly, any debt, equity or other ownership or financial interest in any other Person. No shares or other ownership or other interests, either of record, beneficially or equitably, in any Person are included in the Purchased Assets.

     (c) Affiliates. The Disclosure Schedule includes a complete and accurate list of all Persons (other than the Shareholders or any of the Persons described in the first sentence of Section 1.8, subpart (iii)) that are Affiliates of the Seller, detailing the nature of the relationship between the Seller and each such Person that causes such Person to be an Affiliate of the Seller.

     (d) No Acquisitions. Since the Balance Sheet Date, the Seller has not acquired, or agreed to acquire, whether by merger or consolidation, by purchase of equity interests or assets, or otherwise, any business or any other Person, or otherwise acquired, or agreed to acquire, any assets other than in the ordinary course of business that are material, either individually or in the aggregate, to the Seller.

     3.4. Enforceability. This Agreement has been duly executed and delivered by the Seller and the Shareholders and constitutes the legal, valid and binding obligation of the Seller and the Shareholders, enforceable against each of them in accordance with its terms.

     3.5. Legal Proceedings and Orders. Except as set forth in the Disclosure Schedule there is no Legal Proceeding or Order pending against, or to either of the Seller's or the Shareholders' knowledge, threatened against or affecting, the Seller, the Business, the Purchased Assets or the Assumed Liabilities that could reasonably be expected to have a Material Adverse Effect or to adversely affect or restrict the ability of the Seller to consummate fully the transactions contemplated by this Agreement or that in any manner could draw into question the validity of this Agreement. Neither the Seller nor any of the Shareholders has knowledge of any fact, event, condition or circumstance that may give rise to the commencement of any Legal Proceeding or the entering of any Order against the Seller or any of the Seller's properties including, without limitation, any Legal Proceeding or Order that could adversely affect or restrict the ability of any Seller to consummate fully the transactions contemplated by this Agreement or that in any manner could draw into question the validity of this Agreement.

     3.6. Title to the Purchased Assets and Related Matters. Except for the items of Tangible Personal Property leased by the Seller and disclosed in the Disclosure Schedule and except as otherwise set forth in the Disclosure Schedule, the Seller owns and has good and valid legal and beneficial title to all of the Purchased Assets free and clear of all Encumbrances. All of the Purchased Assets are in the possession or under the control of the Seller and consist of all of the assets that are incremental or relating to, or used in connection with, the Business. Except for those items of Tangible Personal Property leased by the Seller and disclosed in the Disclosure Schedule and except as otherwise set forth in the Disclosure Schedule, no Person other than the Seller owns any of the Tangible Personal Property located on any of the Real Property (other than immaterial items of personal property that are owned by the Seller's employees).

     3.7. Compliance with Laws. The Seller is operating in compliance with all Requirements of Law applicable to it or any of its properties or to which the Seller or its properties is bound or subject including, without limitation, the Credit Acts. Except as set forth on the Disclosure Schedule attached to this Agreement, since January 1, 1992, none of the Seller or the Shareholders has received any notice from any Person concerning alleged violations of, or the occurrence of any events or conditions resulting in alleged noncompliance with, any Requirement of Law applicable to the Seller or any of its properties or to which the Seller or any of its properties is bound or subject including, without limitation, any of the Credit Acts. None of the Seller, the Shareholders, any of their respective Affiliates (other than a Person who is an Affiliate solely by virtue of clause (iii) of the definition thereof), or any of such Affiliates' respective Affiliates (other than a Person who is an Affiliate solely by virtue of clause (iii) of the definition thereof) has made any illegal kickback, bribe, gift or political contribution to or on behalf of any customer, or to any officer, director, employee of any customer, or to any other Person.

     3.8. Labor Matters.

     (a) Attached to the Disclosure Schedule is a complete and accurate list of all consulting or similar Contracts to which the Seller is a party or may otherwise be bound or subject, and the compensation to which each consultant is entitled under its respective Contract. The Seller has delivered or caused to be delivered to the Purchaser true and complete copies of all such Contracts, each of which is attached to the Disclosure Schedule. Since the Balance Sheet Date, the Seller has not increased the compensation payable to its consultants or the rate of compensation payable to its consultants. No individuals retained by the Seller as an independent contractor or consultant would be reclassified by the IRS, the U.S. Department of Labor or any other Governmental or Regulatory Authority as an employee of the Seller for any purpose whatsoever.

     (b) Attached to the Disclosure Schedule is a complete and accurate list of the name of each employee of the Seller, together with such employee's position or function, the rate of hourly, monthly or annual compensation (as the case may be) paid or to be paid to such employee in 1995, 1996 and, to the extent known, 1997, any accrued sick leave or pay or vacation and any incentive or bonus arrangement with respect to any such employee. Except as is set forth on the Disclosure Statement, since the Balance Sheet Date, the Seller has not increased the compensation payable to its employees or the rate of compensation payable to its employees. The Disclosure Schedule also identifies those employees with whom the Seller has entered into an employment Contract or a Contract obligating the Seller to pay severance or similar payments to any employee. The Seller and the Shareholders have delivered or caused to be delivered to the Purchaser true and complete copies of such Contracts, all of which are attached or listed on the Disclosure Schedule.

     (c) The Seller is not a party to or bound by any collective bargaining agreement and no collective bargaining agreement covering any of such employees is currently being negotiated. To the knowledge of either of the Seller or the Shareholders, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of the Seller.

     (d) There is no, and since January 1, 1992 there has been no, work stoppage, strike, slowdown, picketing or other labor disturbance or controversy by or with respect to any of the Seller's employees or former employees. In addition, no dispute with or claim against the Seller relating to any labor or employment matter including, without limitation employment practices, discrimination, terms and conditions of employment, or wages and hours is outstanding or, to either of the Seller's or the Shareholders' knowledge, is threatened. There is no claim or petition pending before, and at no time since January 1, 1992 has there been, any claim or petition made to, any Governmental or Regulatory Authority including, without limitation, the National Labor Relations Board or the Equal Employment Opportunity Commission against the Seller with respect to any labor or employment matter.

     3.9. Employee Benefit Plans.

     (a) The Disclosure Schedule sets forth a complete and accurate list and description of each Employee Benefit Plan. With respect to each Employee Benefit Plan, the Seller and the Shareholders have delivered or caused to be delivered to the Purchaser or Parent true and complete copies of (i) the plan document, trust agreement and any other document governing such Employee Benefit Plan,
(ii) the summary plan description, (iii) all Form 5500 annual reports and attachments, and (iv) the most recent IRS determination letter, if any, for such plan.

     (b) Each of the Employee Benefit Plans has been operated and administered in compliance with their respective terms and all applicable Requirements of Law including, without limitation, ERISA and the Code. The Seller has not incurred any "accumulated funding deficiency" within the meaning of ERISA or incurred any liability to the PBGC in connection with any Employee Benefit Plan (or other class of benefits that the PBGC has elected to insure).

     (c) Each Employee Benefit Plan that is intended to be tax qualified under the Code is identified as such in the Disclosure Schedule attached to this Agreement. Each such Employee Benefit Plan has received, or the Seller has applied for or will in a timely manner apply for, a favorable determination letter from the IRS stating that such Employee Benefit Plan meets the requirements of the Code and that any trust or trusts associated therewith are tax exempt under the Code.

     (d) The Seller does not maintain any "defined benefit plan" covering employees of the Seller within the meaning of Section 3(35) of ERISA subject to Title IV of ERISA or any "Multiemployer Plan" within the meaning of Section 401(a)(3) of ERISA.

     (e) All contributions and payments of insurance premiums required to be made with respect to the Employee Benefit Plans including, without limitation, the payment of the applicable premiums on any insurance Contract funding an Employee Benefit Plan, have been fully paid in such a manner as not to cause any interest, penalties or other amounts that have not been satisfied or discharged to be assessed against the Seller with respect thereto.

     (f) The Seller has complied with the reporting and disclosure requirements of ERISA applicable to the Employee Benefit Plans and the continuation coverage requirements of the Code and ERISA applicable to any of the Employee Benefit Plans.

     (g) There has been no "prohibited transaction" or "reportable event" within the meaning of the Code or ERISA within the last sixty (60) months, or breach of fiduciary duty with respect to any of the Employee Benefit Plans that could subject the Purchaser, Parent or the Seller to any Tax, penalty or other liability under the Code or ERISA.

     (h) No Employee Benefit Plan has been terminated within the past sixty (60) months. There are no Legal Proceedings or claims with respect to any of the Employee Benefit Plans (other than routine claims for benefits from eligible participants or beneficiaries in the normal and ordinary course of business) pending or, to the knowledge of either of the Seller or the Shareholders threatened, and to the knowledge of the Seller or any of the Shareholders, there are no facts, events, conditions or circumstances that could give rise to any such Legal Proceeding or claim (other than routine claims for benefits from eligible participants or beneficiaries in the normal and ordinary course).

     (i) Neither the Seller or any ERISA Affiliate has ever sponsored, maintained or contributed to, or been obligated to contribute to, any employee benefit plan subject to Title IV of ERISA or the minimum funding requirements of Code Section 412.

     (j) No Employee Benefit Plan provides post retirement medical benefits, post retirement death benefits or any post retirement welfare benefits of any fund whatsoever.

     (k) There are no current or former employees of the Seller who are on leave of absence under either of the Uniformed Services Employment or Reemployment Rights Act or the Family Medical Leave Act.

     (l) None of the Seller or any of its respective officers, directors or significant employees (as such term is defined in Regulation S-K of the Securities Act), or any other Person has made any statement or communication or provided any materials to any employee or former employee of the Seller that provides for or could be construed as a contract, agreement or commitment by the Purchaser or any of its Affiliates to provide for any pension, welfare, or other employee benefit or fringe benefit plan or arrangement to any such employee or former employee, whether before or after retirement or separation or otherwise.

     (m) The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any increase in or acceleration of any obligation or liability under any Employee Benefit Plan or to any employee or former employee of the Seller.

     3.10. Financial Statements.

     (a) The Seller and the Shareholders have delivered or caused to be delivered to the Purchaser or Parent a copy of the Seller's balance sheets as of December 31, 1995 and 1996, and June 30, 1997 and the related statements of operations, shareholders' equity and cash flows for the years and periods, as applicable, then ended, together with all proper exhibits, schedules and notes thereto, (collectively, the "Financial Statements"). A true and complete copy of the Financial Statements is attached to the Disclosure Schedule. The Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved (except for changes required or permitted by GAAP and noted thereon) and fairly represent the financial position of the Seller as of the date of such Financial Statements and the results of operations and changes in shareholders' equity and cash flows for the periods covered thereby.

     (b) The Books and Records accurately and fairly reflect, in reasonable scope and detail and in accordance with good business practice, the transactions and assets and liabilities of the Seller and such other information as is contained therein.

     (c) Since the Balance Sheet Date: (i) the Seller has operated, and the Shareholders have caused the Seller to operate, the Businesses in the normal and ordinary course in a manner consistent with past practices; (ii) there has been no development, event, condition, or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect upon the Seller; (iii) there has not been any change in the accounting methods or practices followed by the Seller, except as required by GAAP and disclosed on the Disclosure Schedule;
(iv) the Seller has not sustained any material damage, destruction, theft, loss or interference with the Purchased Assets or the Business, whether or not covered by insurance; (v) the Seller has not (x) paid or declared any dividends or made any distributions or payment in respect of, or made any payment on account of, or set apart assets for a sinking or another analogous fund for, the purchase redemption, defeasance, retirement or other acquisition of, the Seller's securities, whether debt or equity, and whether in cash or in property or in obligations of the Seller or (y) paid any management or similar fee to any Person; (vi) no development, event, condition or circumstance that constitutes, whether with or without the passage of time or the giving of notice or both, a default under any of the Seller's outstanding debt obligations has occurred;
(vii) the Seller has not created, incurred, assumed or guaranteed any indebtedness (except for the endorsement of negotiable instruments for deposit or collection or similar transactions in the normal and ordinary course of the Business) other than (x) for trade indebtedness incurred in the normal and ordinary course of the Business and (y) as described in the Disclosure Schedule;
(viii) the Seller has not made or committed to make any capital expenditure or capital addition or betterments in excess of an aggregate of $10,000; and (ix) the Seller has not made a gift or contribution (charitable or otherwise) to any Person (other than gifts made since the Balance Sheet Date which, in the aggregate, do not exceed $5,000).

     (d) On the Closing Date, the Seller and the Shareholders will also deliver or caused to be delivered to the Purchaser or Parent a true and complete copy of the Closing Balance Sheet. The Closing Balance Sheet will be prepared in accordance with the books and records of the Seller and its Subsidiaries, all of which have been maintained in accordance with good business practice and in the normal and ordinary course of business, and will be prepared in accordance with GAAP applied on a consistent basis (except for the absence of notes and subject to normal year-end audit adjustments).

     3.11. Absence of Undisclosed Liabilities. Except as and to the extent reflected on, or fully reserved against in, the balance sheet of the Seller at June 30, 1997, including without limitation, all notes thereto, prepared in accordance with GAAP (the "Seller Balance Sheet"), the Seller has no liabilities or obligations, whether direct or indirect, matured or unmatured, contingent or otherwise as of such date required to be disclosed in the Seller Balance Sheet in accordance with GAAP, and has incurred no such liabilities or obligations since such date, except for liabilities or obligations that were incurred consistently with past business practice in or as a result of the normal and ordinary course of business since June 30, 1997.

     3.12. Real Property.

     (a) The Purchased Assets do not include any Real Property. The Disclosure
Schedule includes a complete and accurate list of all the locations of all Real Property and the name and address of the lessor and, if a Person different than such lessor, the manager thereof. The Seller and the Shareholders have delivered or caused to be delivered to the Purchaser or Parent true and complete copies of all Contracts relating to Real Property (including, without limitation, all leases and all management, service, supply, security, maintenance and similar Contracts, and all attornment Contracts, subordination Contracts or similar Contracts, and all other Contracts affecting or relating to the use and quiet and peaceful enjoyment of the Real Property) to which the Seller is a party or is otherwise bound or subject, and, in each case, all amendments thereof, which relate to or affect any of the Real Property. Except for the leases pertaining to the Real Property identified in and attached to the Disclosure Schedule, neither the Seller nor any of the Shareholders is a party to any Contract that commits or purports to commit the Seller to purchase or otherwise acquire or lease any real property including, without limitation, the Real Property.

     (b) Each Contract relating to or affecting the Real Property (i) is in full force and effect, (ii) affords the Seller peaceful, undisturbed and exclusive possession of the applicable Real Property, (iii) is free of all Encumbrances, and (iv) constitutes a valid and binding obligation of, and is enforceable in accordance with its terms against, the respective parties thereto.

     (c) The Seller has performed the obligations required to be performed by it to date under all Contracts relating to or affecting the Real Property and is not in default or breach thereof. In addition, no party to any such Contract (i) has provided any notice to the Seller of its intent to terminate or not renew any such Contract, (ii) to the knowledge of the Seller and the Shareholders, has threatened to terminate or not renew any such Contract or (iii) is to the knowledge of the Seller and the Shareholders, in breach or default under any provision thereof, and to the knowledge of the Seller and the Shareholder, no event or condition has occurred, whether with or without the passage of time or the giving of notice, or both, that would constitute such a breach or default.

     (d) The Real Property is in good condition and repair (ordinary wear and tear excepted) and there has been no damage, destruction or loss to any of the Real Property that remains unremedied to date, and the Real Property is suitable to carry out the Business as conducted thereon.

     (e) There are no condemnation, appropriation or other proceedings involving any taking of the Real Property pending, or to the knowledge of either the Seller or any of the Shareholders, threatened, against any of the Real Property.

     (f) Except as set forth on the Disclosure Schedule, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in or give to any Person any right of termination, non-renewal, cancellation, withdrawal, acceleration or modification in or with respect to any Contract relating to or affecting the Real Property,
(ii) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed rent or payments under any such Contract or (iii) result in the creation or imposition of any obligation and liability upon the Seller or any Encumbrance upon any of the Purchased Assets under the terms of any such Contract.

     (g) The Disclosure Schedule indicates a summary description of all plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any Real Property, the lease of Real Property or acquisition of new businesses, with respect to which the Seller has made any expenditure in the two-years prior to the date of this Agreement in excess of $10,000, or which if pursued by the Seller would require additional expenditures of capital in excess of $10,000.

     3.13. Tangible Personal Property.

     (a) The Seller either owns or leases all properties as are presently used in the conduct of the Businesses and the Seller's operations. The Seller and the Shareholders have delivered or caused to be delivered to the Purchaser or Parent true and complete copies of all Contracts (including, without limitation, leases and service, supply, maintenance and similar Contracts) to which the Seller is a party or is otherwise bound or subject, and all amendments thereto, which relate to or affect any of the tangible personal property owned, possessed or used by the Seller (the "Tangible Personal Property"). A complete and accurate list of all such Contracts set forth in, and true and complete copies of such Contracts are attached to the Disclosure Schedule. Except (i) for those assets disposed of in the normal and ordinary course of business since the Balance Sheet Date, (ii) with respect to Tangible Personal Property that is leased or rented by the Seller, and (iii) as otherwise set forth on the Disclosure Schedule, the Seller, as the case may be, has good and valid title to all of its Tangible Personal Property, including all items of Tangible Personal Property reflected on the Seller Balance Sheet, free of all Encumbrances.

     (b) Since the Balance Sheet Date, the Seller has not incurred or suffered any material physical damage, destruction, theft or loss of their respective tangible items of material personal property, whether owned or leased. All material Tangible Personal Property including, without limitation, all computer hardware and software (including all operating and application systems), is in good working order, condition and repair (ordinary wear and tear excepted) and suitable to carry out the Business as conducted therewith.

     (c) Each Contract relating to or affecting the Tangible Personal Property
(i) is in full force and effect, (ii) affords the Seller peaceful, undisturbed and exclusive possession of the applicable Tangible Personal Property, (iii) is free of all Encumbrances and (iv) constitutes a valid and binding obligation of, and is enforceable in accordance with its terms against, the respective parties thereto.

     (d) The Seller has performed the obligations required to be performed by it to date under all Contracts relating to or affecting the Tangible Personal Property and is not in default or breach thereof. In addition, no party to any such Contract (i) has provided any notice to the Seller of its intent to terminate or not renew any such Contract, (ii) to the knowledge of the Seller and Shareholders, threatened to terminate or not renew any such Contract or
(iii) is, to the knowledge of the Seller and Shareholders, in breach or default under any provision thereof, and, to the knowledge of the Seller and Shareholders, no event or condition has occurred, whether with or without the passage of time or the giving of notice, or both, that would constitute such a breach or default.

     (e) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in or give to any Person any right of termination, non-renewal, cancellation, withdrawal, acceleration or modification in or with respect to any Contract relating to or affecting the Tangible Personal Property, (ii) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed rent or payments under any such Contract or (iii) result in the creation or imposition of any obligation and liability upon the Seller or any Encumbrances upon any of the Purchased Assets under the terms of any such Contract.

     3.14. Contracts.

     (a) Attached to the Disclosure Schedule is a complete and accurate list of each Contract described below to which the Seller or any of its properties is party or is otherwise bound or subject:

          (i) each Contract with the Company's or any of its Subsidiaries', as applicable, customers (but only if such customers are among the Company's twenty-five highest, in terms of dollar value of purchases, for the twelve-month period ending on the Balance Sheet Date), dealers, brokers, value added resellers or vendors (but only if such vendors are among the

     Company's twenty-five highest, in terms of dollar value of sales, for the twelve-month period ending on the Balance Sheet Date);

          (ii) any Contract that creates a partnership or a joint venture or arrangement that involves a sharing of profits (whether through equity ownership, Contract or otherwise) with any other Person;

          (iii) any Contract that purports to or has the effect of limiting either Seller's right to engage in, or compete with any Person in, any business;

          (iv) any Contract involving a pledge or encumbering of Seller's assets or the incurrence by the Seller of liabilities (other than liabilities to render services to customers in the ordinary course of business) in any one transaction or series of related transactions in excess of $10,000, or that extend beyond one year from the date of this Agreement;

          (v) any material Contract pursuant to which either Seller has created, incurred, assumed or guaranteed any indebtedness other than for trade indebtedness incurred in the normal and ordinary course of the Business;

          (vi) any Contract not made in the normal and ordinary course of the applicable Seller's or Subsidiary's Business;

          (vii) any Contract creating any Encumbrance on any of the Purchased Assets; and

          (viii) any Contract that (A) either (x) does not fit within one of the foregoing categories described in (i) through (vii) above or (y) is not otherwise identified in the Disclosure Schedule and (B) would be required by Item 601(b)(10) of Regulation S-K promulgated under the Securities Act to be attached as an exhibit to any registration statement on Form S-1 filed by the Seller under the Act if the Seller were to file such a registration statement under the Act on the date on which this representation and warranty is made.

     (b) Each material Contract to which the Seller or any of its properties is a party or is otherwise bound or subject (i) is valid and binding on Seller and, to the knowledge of Seller and the Shareholders, is valid and binding upon parties other than Seller in accordance with its terms, (ii) was made in the normal and ordinary course of the Business and (iii) contains no provision or covenant prohibiting or limiting the ability of the Seller or any Subsidiary to operate their respective Businesses.

     (c) No party to any material Contract to which the Seller or any of its properties is a party or is otherwise bound or subject (i) has provided any notice to the Seller of its intent to terminate or withdraw its participation in any such Contract, (ii) has, to the knowledge of the Seller and Shareholders, threatened to terminate or withdraw from participation in any such Contract or (iii) is, to the knowledge of the Seller and Shareholders, in breach or default under any provision thereof, and, to the knowledge of the Seller and Shareholders, no event or condition has occurred, whether with or without the passage of time or the giving of notice, or both, that would constitute such a breach or default.

     (d) Except as set forth in the Disclosure Schedule, no Consent of any party to any material Contract to which the Seller or any of its properties is a party or is otherwise bound or subject is required in connection with the transactions contemplated by this Agreement.

     (e) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in or give to any Person any right of termination, non-renewal, cancellation, withdrawal, acceleration or modification in or with respect to any material Contract to which the Seller or any of its properties is a party or is otherwise bound or subject, (ii) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under any such Contract or (iii) result in the creation or imposition of any obligation and liability upon the Seller or any Encumbrances upon any of the Purchased Assets under the terms of any such Contract.

     3.15. Insurance. The Disclosure Schedule includes complete and accurate copies of all insurance policies held by the Seller. Each such insurance policy is valid and binding and is and has been in effect since the date of its issuance. All premiums due thereunder have been paid, and the Seller has not received any notice of any cancellation, non-renewal or termination in respect of any such policy. The Seller is not in default under any such policy. To the knowledge of either the Seller or any of the Shareholders, no such insurer is the subject of insolvency proceedings. Neither the Seller nor the Person to whom any such insurance policy has been issued has received notice that any insurer under any policy referred to in the Disclosure Schedule is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. The Seller has notified its insurance carriers of all litigation, claims and facts which could reasonably be expected to give rise to a claim, all of which are disclosed in the Disclosure Schedule (including worker's compensation claims). The liability insurance maintained by the Seller is and has at all times prior to the date of this Agreement been on an "occurrence" basis.

     3.16. Proprietary Rights.

     (a) Included in the Disclosure Schedule is a complete and accurate list and full description of each item of the Seller's Intellectual Property together with, in the case of registered Intellectual Property: the (i) applicable registration number; (ii) filing, registration, issue or application date; (iii) record owner; (iv) country; (v) title or description; and (vi) remaining life. In addition, the Disclosure Schedule identifies whether each item of Intellectual Property is owned by the Seller or possessed and used by the Seller under any Contract. The Intellectual Property constitutes valid and enforceable rights and does not infringe or conflict with the rights of any other Person; provided that to the extent the foregoing relates to Intellectual Property used but not owned by the Seller, such representation and warranty is given solely to the knowledge of the Seller and Shareholders.

     (b) There is neither pending, nor to either the Seller's or any of the Shareholders' knowledge, threatened, any Legal Proceeding against the Seller contesting the validity or right of the Seller to use any of the Intellectual Property, and the Seller has not received any notice of infringement upon or conflict with any asserted right of others nor, to either the Seller's or any of the Shareholders' knowledge, is there a basis for such a notice. To either the Seller's or any of the Shareholders' knowledge, no Person is infringing the Seller's rights to the Intellectual Property.

     (c) Except as otherwise provided in the Disclosure Schedule, the Seller does not have any obligation to compensate others for the use of any Intellectual Property. In addition, except as otherwise provided on the Disclosure Schedule, the Seller has not granted any license or other right to use, in any manner, any of the Intellectual Property, whether or not requiring the payment of royalties.

     (d) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in or give to any Person any right of termination, non-renewal, cancellation, withdrawal, acceleration or modification in or with respect to any Contract relating to or affecting the Intellectual Property, (ii) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under any such Contract or (iii) result in the creation or imposition of any obligation and liability upon the Seller or any Encumbrances upon any of the Purchased Assets under the terms of any such Contract.

     3.17. Environmental Matters.

     (a) The Seller and the operation of the Business is and has been in compliance with all applicable Environmental Laws.

     (b) There have occurred no and there are no events, conditions, circumstances, activities, practices, incidents, or actions on the part of, or caused by, the Seller or Shareholders (or to the knowledge of the Seller or Shareholders, caused by a third party) that may give rise to any common law or statutory liability, or otherwise form the basis of any Legal Proceeding, Order or action involving or relating to the Seller, based upon or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutants, contaminants, chemicals, or industrial, toxic or hazardous substance or wastes.

     (c) To the knowledge of the Seller and Shareholders, there is no asbestos contained in or forming a part of any building, structure or improvement comprising a part of any of the Real Property. To the knowledge of the Seller and Shareholders, no polychlorinated byphenyls (PCBs) are present, in use or stored on any of the Real Property. No radon gas or the presence of radioactive decay products of radon are present on, or underground at any of the Real Property at levels beyond the minimum safe levels for such gas or products prescribed by applicable Environmental Laws.

     3.18. Permits.

     (a) Each of the Seller and its employees, independent contractors and agents has obtained and holds in full force, and the Disclosure Schedule sets forth a complete and accurate list of, all Permits that are necessary for the operation of their respective Businesses. Neither the Seller nor any such employee, independent contractor or agent is in noncompliance with the terms of any such Permit. Any Permits that cannot be transferred to the Purchaser are identified as such on the Disclosure Schedule.

     (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in or give to any Person any right of termination, non-renewal, cancellation, acceleration or modification in or with respect to any such Permit, (ii) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under any such Permit or (iii) result in the creation or imposition of any obligation and liability upon the Seller or any Encumbrance upon any of the Purchased Assets under the terms of any Permit.

     (c) Except as set forth in the Disclosure Schedule there is no Order outstanding against the Seller, nor is there now pending, or to either the Seller's or any of the Shareholders' knowledge, threatened, any Legal Proceeding, which could adversely affect any Permit required to be obtained and maintained by the Seller.

     3.19. Regulatory Filings. The Seller has filed all registrations, filings, reports, or submissions that are required by any Requirement of Law. All such filings were made in compliance with applicable Requirements of Law when filed and no deficiencies have been asserted by any Governmental or Regulatory Authority with respect to such filings and submissions that have not been finally resolved.

     3.20. Taxes and Tax Returns.

     (a) The Seller has duly and timely filed all Tax Returns. Except as set forth in the Disclosure Schedule, each such Tax Return is true, accurate and complete. The Seller has paid in full all Taxes for the period covered by such Tax Return. All Taxes not yet due and payable have been withheld or reserved for or, to the extent that they relate to periods on or prior to the date of the Seller Balance Sheet, are reflected as a liability thereon. The Seller duly and properly filed an election to be an S corporation and such election is currently in effect, under section 1362 of the Code and the rules and regulations promulgated thereunder. Such election has been in effect without interruption, including without limitation any inadvertent termination which has been reinstated, since 1990. During the year 1990, and at all times thereafter, all of the current and former stockholders of the Seller are and have been permitted stockholders under Section 1362 of the Code and the rules and regulations promulgated thereunder. During the year 1990 and all times thereafter, the Seller's federal S election has been recognized and given effect and the Seller has made an appropriate and timely election to be treated as an S corporation for state income taxation purposes in the State of Arizona.

     (b) The Seller has complied with all applicable Requirements of Law relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Section 1441 and 1442 of the Code, or similar provisions under any foreign Requirements of Law) and have, within the time and in the manner prescribed by applicable Requirements of Law, withheld from employee wages and paid over, in a timely manner, to the proper Taxing Authorities all amounts required to be so withheld and paid over under applicable Requirements of Law.

     (c) No deficiency for any Taxes has been asserted or assessed against the Seller that has not been resolved and paid in full or fully reserved for and identified on the Seller Balance Sheet and, to the knowledge of the Seller and Shareholders, no deficiency for any Taxes has been proposed that has not been fully reserved for and identified on the Seller Balance Sheet. The Seller has not received any outstanding and unresolved notices from the IRS or any other Taxing Authority of any proposed examination or of any proposed change in reported information relating to the Seller. Except as set forth in the Disclosure Schedule (which sets forth the nature of the proceeding, the type of Tax Return, the deficiencies proposed or assessed and the amount thereof, and the taxable year in question), no Legal Proceeding or audit or similar foreign proceedings is pending with regard to any of the Seller's Taxes or Tax Returns.

     (d) No waiver or comparable consent given by the Seller regarding the application of the statute of limitations with respect to any Taxes or Tax Returns is outstanding, nor, to the knowledge of the Seller and the Shareholders, is any request for any such waiver or consent pending.

     (e) None of the Purchased Assets is required to be treated as owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code.

     (f) No state of facts exists or has existed that would constitute grounds for the assessment of Tax liability with respect to period that have not been audited by the IRS or any other Taxing Authority.


     3.21. Affiliate Transactions. The Disclosure Schedule lists and fully describes each Contract, transaction or series of transactions, whether written or oral (other than for the compensation arrangements described in the Disclosure Schedule under Section numbers 3.8, 3.9 and 3.25), pursuant to which the Seller is, or, at any time during the previous five (5) years has been, a party or otherwise bound with any Affiliate of any or all of the Seller and the Shareholders (an "Affiliate Transaction"). Each Affiliate Transaction
(i) has been entered into the normal and ordinary course of the Business.

     3.22. Accounts. The Disclosure Schedule attached to this Agreement completely and accurately states the names and addresses of each bank, financial institution, fund, investment or money manager, brokerage house and similar institution in which the Seller maintains any account (whether checking, savings, investment, trust or otherwise), lock box or safe deposit box (collectively, the "Accounts"), and the account numbers and name of the Persons having authority to affect transactions with respect thereto or other access thereto.

     3.23. Receivables. Except as disclosed in the Disclosure Schedule, since the Balance Sheet Date, the Seller has not written-off, nor under GAAP is it appropriate to write off, any Receivables. All Receivables currently owing to the Seller are completely and accurately listed and aged in the Disclosure Schedule. The Receivables arose from bona fide transactions in the normal and ordinary course of business and reflect credit terms consistent with past practice. The Seller has good, valid and marketable title to its Receivables, free and clear of all Encumbrances, except as set forth on the Disclosure Schedule. The Seller has not sold, factored, securitized, or consummated any similar transaction with respect to any of its Receivables. Subject to proper reserves taken into account in accordance with GAAP as reflected in the Disclosure Schedule, each Receivable is fully collectable in the normal and ordinary course of business (i.e., without resort to litigation or assignment to a collection agency), and is not subject to any dispute, counterclaim, defense, set-off or other claim.

     3.24. Solvency. On and as of the date of this Agreement, and after giving effect to the Closing and any other transactions contemplated by this Agreement,
(i) the sum of the Seller's obligations and liabilities is not greater than all of the assets of the Seller at a fair valuation, (ii) the present fair salable value of the Seller's assets is not less than that will be required to pay the probable liability of the Seller on its obligations and liabilities (excluding those to be assumed by the Purchaser) as they become absolutely mature, (iii) the Seller has not incurred, will not incur, does not intent to incur and does not believe that it will incur, obligations and liabilities beyond the Seller's ability to pay such obligations and liabilities as they mature, (iv) the Seller is not engaged in, and is not about to engage in, a business or transaction for which the Seller's assets constitutes or would constitute unreasonably small capital, and (v) the Seller is not insolvent as defined in, or otherwise in a condition which could in any circumstances then or subsequently render any transfer or conveyance made by it voidable or fraudulent pursuant to, any Requirements of Law pertaining to bankruptcy, insolvency or creditors' rights generally including, without limitation the Bankruptcy Code of 1978, 11 U.S.C. ss.101, et. seq., as amended, or any other applicable Requirements of Law relating to fraudulent conveyances, fraudulent transfers or preferences. The Seller is receiving reasonably equivalent value and consideration from the Purchaser for the Purchased Assets and is not selling the Purchased Assets to the Purchaser with intent to hinder, delay or defraud any of its creditors.

     3.25. Officers and Directors.

     (a) The Disclosure Schedule accurately and completely lists the names of the Seller's directors, executive officers, and any of the Seller's significant employees (as such terms are defined in Regulation S-K under the Securities Act) (a "significant employee"), and the compensation payable to each of them to serve as such.

     (b) Except as set forth in the Disclosure Schedule, none of the Shareholders or any of the current directors, current executive officers or current significant employees (as such term is defined in Section 3.25(a)) of the Seller or any Shareholder has, within the past five (5) years:

          (i) (x) filed or had filed against it, him or her a petition under the Federal bankruptcy laws or any state insolvency or similar law, or (y) had a receiver, conservator, fiscal agent or similar officer appointed by a court for the business, property or assets of such individual or corporation, or any partnership in which it, he or she was a general partner or any other Person of which he or she was a director or an executive officer or had a position having similar powers and authority at or within two (2) years of the date of such filing;

          (ii) been convicted of, or pled guilty or no contest to, any crime (other than traffic offenses and other minor offenses);

          (iii) been named as a subject of any criminal Legal Proceeding (other than for traffic offenses and other minor offenses);

          (iv) been the subject of any Order or sanction relating to an alleged violation of, or otherwise found by any Governmental or Regulatory Authority to have violated: (x) any Requirement of Law relating to securities or commodities, (y) any Requirement of Law respecting financial institutions, insurance companies, or fiduciary duties owed to any Person,
     (z) any Requirement of Law prohibiting fraud (including, without limitation, mail fraud or wire fraud);

          (v) been the subject of any Order enjoining or otherwise prohibiting it, him or her from engaging in any type of business activity; or

          (vi) been the subject of any Order or sanction by (x) a self-regulatory organization (as defined in Section 3(a)(26) of the Exchange
     Act), (y) a contract market designated pursuant to Section 5 of the Commodity Exchange Act, as amended, or (z) any substantially equivalent foreign authority or organization.

     3.26. Brokers or Finders. Except as set forth in the Disclosure Letter, neither the Seller nor the Shareholders has engaged the services of any broker or finder with respect to the transactions contemplated by this Agreement, and no Person has or will have, as a result of the consummation of the transaction contemplated by this Agreement, any right, interest or valid claim against or upon the Purchaser or Parent for any commission, fee or other compensation as a finder or broker thereof on account of any action on the part of the Seller or Shareholders. Without degradation to any of the foregoing, the Seller and the Shareholders are solely responsible for the payment of the commissions, fees and other compensation payable to the Person having any such right, interest or claim on account of any action on the part of the Seller or Shareholders.

     3.27. No Other Agreements to Sell Assets. Neither the Seller nor any of the Shareholders have granted, and there is not outstanding any option, right, agreement, Contract or other obligation or commitment pursuant to which any other Person could reasonably claim a right to acquire in any way the Purchased Assets or any ownership or other material interest in either the Seller or the Business.

     3.28. Customers. The Disclosure Schedule accurately and completely lists the names of the twenty-five largest customers (in terms of dollar volume of purchases) of the Seller and details the Seller's total revenue attributable to each such customer for the fiscal years ended 1994, 1995 and 1996 and the current fiscal year to date. Except as set forth in the Disclosure Schedule, there has been no adverse change in the Seller's business relationship with any such customer that, in the aggregate, would have a Material Adverse Effect upon the Seller or the Business.

     3.29. Investment Company. The Seller is not an "investment company" within the meaning of the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as amended from time to time, or any successors thereto.

     3.30. Absence of Changes. Since the Balance Sheet Date, except as set forth on the Disclosure Schedule there has not been with respect to the Seller:

          (i) any event or circumstance (either singly or in the aggregate) which would constitute a Material Adverse Effect;

          (ii) any change in its authorized capital, or securities outstanding, or ownership interests or any grant of any options, warrants, calls, conversion rights or commitments.

          (iii) any declaration or payment of any dividend or distribution in respect of its capital stock or any direct or indirect redemption, purchase or other acquisition of any of its capital stock, except any declaration of dividends payable by the Seller.

          (iv) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by it to any of its respective officers, directors, stockholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

          (v) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character that would have a Material Adverse Effect;

          (vi) any distribution, sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of any of its business to any person, including, without limitation, the Shareholders and their Affiliates, other than distributions, sales or transfers in the ordinary course of business to persons other than the Shareholders and their Affiliates;

          (vii) any cancellation, or agreement to cancel, any material indebtedness or other material obligation owing to it, including without limitation any indebtedness or obligation of the Shareholders or any Affiliate thereof, other than the negotiation and adjustment of bills in the course of good faith disputes with customers in a manner consistent with past practice;

          (viii) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

          (ix) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business;

          (x) any waiver of any of its material rights or claims;

          (xi) any transaction by the Seller outside the ordinary course of its respective businesses; or

          (xii) any cancellation or termination of a material Contract.

     3.31. Accuracy and Completeness of Information. To the knowledge of the Seller and Shareholders, all information furnished, to be furnished or caused to be furnished to the Purchaser or Parent by either the Seller or the Shareholders with respect to the Purchased Assets, the Assumed Liabilities, the Business, the Seller or the Shareholders for the purposes of or in connection with this Agreement, or any transaction contemplated by this Agreement is or, if furnished after the date of this Agreement, will be true and complete in all material respects and does not, and, if furnished after the date of this Agreement, will not, contain any untrue statement of material fact or fail to state any material fact necessary to make such information not misleading.

                                    ARTICLE 4
             REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT

     The Purchaser and Parent hereby, jointly and severally, represent and warrant to the Seller and the Shareholders as follows:

     4.1. Organization. The Purchaser and Parent each is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, (ii) has the power and authority to own and operate its properties and assets and to transact its business as currently conducted and
(iii) is duly qualified and authorized to do business and is in good standing in all jurisdictions where the failure to be duly qualified, authorized and in good standing would have a material adverse effect upon the Purchaser's or Parent's, as the case may be businesses, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise).

     4.2. Authorization for Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Purchaser (i) are within the Purchaser's and Parent's corporate powers and duly authorized by all necessary corporate action on the part of the Purchaser and Parent and (ii) do not (A) require any action by or in respect of, or filing with, any governmental body, agency or official, except as set forth in this Agreement or (B) contravene, violate or constitute, whether with or without the passage of time or the giving of notice or both, a breach or default under, any Requirement of Law applicable to Purchaser, Parent or any of their properties or any Contract to which the Purchaser, Parent or any of their properties is bound, except filings and approvals in connection with the Initial Public Offering.

     4.3. Enforceability. This Agreement has been duly executed and delivered by the Purchaser and Parent and constitutes the legal, valid and binding obligation of the Purchaser and Parent, enforceable against the Purchaser and Parent in accordance with its terms.

     4.4. Litigation. There is no Legal Proceeding or Order pending against or, to the knowledge of the Purchaser or Parent, threatened against or affecting, the Purchaser, Parent or any of their properties or otherwise that could adversely affect or restrict the ability of the Purchaser or Parent to consummate fully the transactions contemplated by this Agreement or that in any manner draws into question the validity of this Agreement.

     4.5. Registration Statement. The Registration Statement on Form S-1 and any amendment thereto which is filed with the Securities and Exchange Commission in connection with the Initial Public Offering will have been prepared in all material respects in compliance with the requirements of the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein; provided, however, that insofar as the foregoing relates to information in the Registration Statement that relates to the Seller, the Shareholders or any of the other Founding Companies, such representation and warranty shall be deemed based on the knowledge of the Purchaser.

     4.6. Brokers or Finders. The Purchaser or Parent has not engaged the services of any broker or finder with respect to the transactions contemplated by this Agreement, and no Person has or will have, as a result of the consummation of the transaction contemplated by this Agreement, any right, interest or valid claim against or upon the Seller or Shareholders for any commission, fee or other compensation as a finder or broker thereof on account of any action on the part of the Purchaser or Parent. Without degradation to any of the foregoing, the Purchaser and Parent are solely responsible for the payment of the commissions, fees and other compensation payable to any Person having any such right, interest or claim on account of any action on the part of the Purchaser or Parent.

                                    ARTICLE 5
                                    COVENANTS

     5.1. Good Faith. Each of the Seller, the Shareholders, Parent and the Purchaser shall perform each and every of their respective obligations under this Agreement and shall perform the transactions contemplated by this Agreement in good faith and in a commercially reasonable manner.

     5.2. Approvals. Each of the Seller, the Shareholders, Parent and the Purchaser shall use their respective commercially reasonable best efforts to obtain all Regulatory Approvals and Consents from such other third parties including, without limitation, Consents required under any Contract, Permit or Requirement of Law, that are necessary or advisable in connection with the consummation of the transactions contemplated by this Agreement. The Shareholders shall use their commercially reasonably best efforts to cause the Seller to cooperate with the Purchaser and Parent to the fullest extent practicable in seeking to obtain all such Regulatory Approvals and Consents, and shall provide, and shall cause the Seller to provide, such information and communications to all Governmental or Regulatory Authorities as they, the Purchaser or Parent may request from time to time in connection therewith. Nothing contained herein shall require either of the Seller, Parent or the Purchaser to amend the provisions of this Agreement, to pay or cause any of their respective Affiliates to pay any money, or to provide or cause any of their respective Affiliates to provide any guaranty to obtain any such Regulatory Approvals or Consents.

     5.3. Cooperation; Access to Books and Records.

     (a) The Seller will, and the Shareholders will and will cause the Seller to, cooperate with the Purchaser and Parent in connection with the transactions contemplated by this Agreement and any Purchaser Financing Transaction, including, without limitation, cooperating in the determination of which Regulatory Approvals and Consents are required or advisable to be obtained prior to the Closing Date. Until the Closing Date, the Seller will, and the Shareholders will and will cause the Seller to, afford to the Purchaser, its agents, legal advisors, accountants, auditors, commercial and investment banking advisors and other authorized representatives, agents and advisors reasonable access to all of the properties and books and records of the Seller (including those in the possession or control or their accountants, attorneys and any other third party), as the case may be, for the purpose of permitting the Purchaser or Parent to make such investigation and examination of the business and properties of the Seller as the Purchaser or Parent, in its discretion, shall deem necessary, appropriate or desirable. Any such investigation, access and examination shall be conducted upon reasonable prior notice under the circumstances. The Seller will, and the Shareholders will cause the Seller to, cause each of their respective directors, officers, employees and representatives, including, without limitation, their respective counsel and accountants, to cooperate fully with the Purchaser or Parent in connection with such investigation, access and examination. The results of such investigation and examination is for the Purchaser's and Parent's sole benefit, and shall not
(i) impair or reduce any representation or warranty made by any or all of the Seller or the Shareholders in this Agreement, (ii) relieve the Seller or the Shareholders from its or their obligations with respect to such representations and warranties (including, without limitation, the indemnification obligations under Article 10), or (iii) mitigate the Seller's or the Shareholders' obligations to disclose all material facts to the Purchaser and Parent with respect to the Seller and the Business.

     (b) The Purchaser and Parent will cooperate with the Seller in connection with the transactions contemplated by this Agreement and any Purchaser Financing Transaction, including, without limitation, cooperating in the determination of which Regulatory Approvals and Consents are required or advisable to be obtained prior to the Closing Date. Until the Closing Date, the Purchaser and Parent will afford to the Seller and its agents, legal advisors and accountants reasonable access to all of the properties and books and records of the Purchaser and Parent (including those in the possession or control or their accountants, attorneys and any other third party), as the case may be, for the purpose of permitting the Seller to make such investigation and examination of the business and properties of the Purchaser and Parent and any of their Subsidiaries as the Seller, in its discretion, shall deem necessary, appropriate, or desirable. Any such investigation, access and examination shall be conducted upon reasonable prior notice under the circumstances. Purchaser and Parent will cause each of their directors, officers, employees and representatives, including, without limitation, its counsel and accountants, to cooperate fully with the Seller, in connection with such investigation, access and examination. The results of such investigation and examination is for the Seller's sole benefit, and shall not
(i) impair or reduce any representation or warranty made by the Purchaser or Parent in this Agreement, (ii) relieve the Purchaser or Parent from their obligations with respect to such representations and warranties (including, without limitation, the Purchaser's and Parent's obligations under Article 10), or (iii) mitigate the Purchaser's and Parent's obligations to otherwise disclose all material facts to the Seller with respect to the Purchaser and Parent.

     5.4. Duty to Supplement.

     (a) Promptly upon the Seller's or the Shareholders' discovery of the occurrence of any development, event, circumstance or condition that, individually or in the aggregate, may have a Material Adverse Effect upon the Purchased Assets, or the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Seller, the Shareholders shall, and shall cause the Seller to, as the case may be, notify the Purchaser and Parent of such development, event, circumstance or condition. In the event that the Purchaser or Parent receives such notice or otherwise discovers the fact of any such development, event, circumstance or condition, the Purchaser or Parent shall be entitled, in its sole discretion, to terminate this Agreement within ten (10) days after so discovering without further obligation or liability upon the delivery of written notice to the Seller to that effect; provided, however, that before Purchaser or Parent may exercise its termination right, it must afford the Seller the opportunity to cure the matter giving rise to the termination right (but for no longer than five days following the date Purchaser or Parent notifies the Seller of its intent to terminate) unless, in the judgement of the managing underwriter of the Initial Public Offering, any such cure period might adversely affect the Initial Public Offering.

     (b) Promptly upon the Seller's or the Shareholders' discovery of any fact, event, condition or circumstance that causes any representation or warranty made by any or all of the Seller or the Shareholders to the Purchaser and Parent in this Agreement to become untrue or inaccurate at any time after the date of this Agreement, the Shareholders shall, and shall cause the Seller to, notify the Purchaser and Parent of such fact, event, condition or circumstance.

     5.5. Information Required for Purchaser Financing Transactions. The Seller shall, and the Shareholders shall and shall cause the Seller to, furnish the Purchaser and Parent with the following information:

     (a) the Seller's audited balance sheet as of June 30, 1995, 1996 and 1997 and the related statements of operations, shareholders' equity and cash flows for the year then ended, together with all proper exhibits, schedules and notes thereto, audited by Arthur Andersen LLP, all of which shall be prepared in accordance with GAAP consistently applied with prior periods and shall present fairly the financial position of the Seller for the years ended June 30, 1995, 1996 and 1997 and the results of operations and changes in shareholders' equity and cash flows for the periods covered thereby;

     (b) any unaudited interim financial statements requested by the Purchaser and Parent or any Underwriter to be included in any registration statement, prospectus, document or other item, or any amendment or supplement thereof, relating any Purchaser Financing

Transaction, all of which shall (i) be in accordance with the Books and Records maintained in accordance with good business practice and in the normal and ordinary course of business, (ii) be prepared in accordance with GAAP applied on a consistent basis (except for the absence of notes and subject to normal year-end audit adjustments), (iii) present fairly the financial position of the Seller as of the date thereof and the results of operations and changes in shareholders' equity and cash flows for the periods covered thereby, and (iv) include comparable interim financial statements for the prior year period; and

     (c) such other written information with respect to themselves as the Purchaser, Parent or any Underwriter may reasonably deem necessary, desirable or appropriate in connection with any Purchaser Financing Transaction or the preparation of any registration statement, prospectus, document or other item relating thereto.

     5.6. Performance of Conditions. The Seller, the Shareholders, Parent and the Purchaser shall, and the Shareholders shall cause the Seller to, take all reasonable steps necessary or appropriate and use all commercially reasonable efforts to effect as promptly as practicable the fulfillment of the conditions required to be obtained that are necessary or advisable for the Seller, Parent and the Purchaser to consummate the transactions contemplated by this Agreement including, without limitation, all conditions precedent set forth in Article 6.

     5.7. Conduct of Business. During the period of time from and after the date of this Agreement to the Closing Date, the Seller shall, and the Shareholders shall cause the Seller to, operate the Business in the normal and ordinary course in a manner consistent with past practice including, without limitation, to do the following:

     (a) to maintain the Seller's corporate existence and all Permits, bonds, franchises and qualifications to do business;

     (b) to comply with all Requirements of Law;

     (c) to use its commercially reasonable best efforts to preserve intact the Seller's business relationships with its agents, customers, employees, creditors and others with whom the Seller has a business relationship;

     (d) to preserve the Seller's assets, properties and rights (including, without limitation, the Purchased Assets) necessary or advisable to the profitable conduct of the Business;

     (e) to pay when due all Taxes lawfully levied or assessed against the Seller before any penalty or interest accrues on any unpaid portion thereof and to file all Tax Returns when due (including after applicable extensions) provided that no such payment shall be required which is being contested in good faith and by proper proceedings and for which appropriate reserves as may be required by GAAP have been established;

     (f) to maintain in full force and effect all policies of insurance adequate (both in terms of coverage and amount of coverage) to insure against risks as are customarily and prudently insured against by companies of established repute engaged in the same or a similar business;

     (g) to perform all material obligations under all material Contracts to which the Seller is a party or by which it or its properties are bound or subject;

     (h) to maintain present debt and lease instruments and not enter into new or amended debt or lease instruments over ($10,000), without the knowledge and consent of the Purchaser or Parent, which consent shall not be unreasonably withheld; and

     (i) to collect Receivables and pay Accrued Expenses in a manner consistent with past practices.

     5.8. Negative Covenants. During the period from and after the date of this Agreement until the Closing Date, the Seller shall not, and the Shareholders shall not cause the Seller to do, and shall not permit the Seller to do, directly or indirectly, any of the following without the express prior written consent of the Purchaser or Parent, which consent shall not be unreasonably withheld:

     (a) make or adopt any changes to or otherwise alter the Seller's certificate or articles of incorporation, by-laws or any other governing or constitutive documents;

     (b) purchase or enter into any Contract or commitment to purchase or lease any real property;

     (c) grant any salary increase or permit any advance to any director, officer or employee or enter into any new, or amend or otherwise alter, any Employee Benefit Plan, or any employment or consulting Contract, or any Contract providing for the payment of severance;

     (d) make any borrowings or otherwise create, incur, assume or guaranty any indebtedness (except for the endorsement of negotiable instruments for deposit or collection or similar transactions in the normal and ordinary course of the Business), issue any commercial paper or refinance any existing borrowings or indebtedness other than in the ordinary course of business;

     (e) enter into any Permit other than in the normal and ordinary course of business;

     (f) enter into any Contract, other than in the ordinary course of the Business; provided that any Contract permitted to be entered into pursuant to this Section 5.8(f) shall not (i) involve a pledge of or an encumbrance on any of the Seller's assets or the incurrence by the Seller of liabilities (other than in the performance of services for customers in the ordinary course of business) in any one transaction or series of related transactions in excess of ($10,000) and cause the aggregate commitment under all such new Contracts to exceed ($100,000), or (ii) involve a term of more than one (1) year;

     (g) make, or enter into any commitment to make, any contribution (charitable or otherwise) to any Person;

     (h) enter into any transaction with any Affiliate of either or both of the Seller or the Shareholders including, without limitation the purchase, sale or exchange of property with, the rendering of any service to, or the making of any loans to, any such Affiliate (provided that the foregoing will not restrict the distribution of income from the Accumulated Adjustment Account to the Shareholders);

     (i) grant or issue any subscription, warrant, option or other right to acquire any of the Seller's securities, whether debt or equity, and whether by conversion or otherwise, or make any commitment to do so;

     (j) merge or consolidate, or agree to merge or consolidate, with or into any other Person or acquire or agree to acquire or be acquired by any Person;

     (k) mortgage, pledge, hypothecate or grant a security interest in, or otherwise permit or suffer to exist any Encumbrance upon, any of the Purchased Assets;

     (l) sell, lease, exchange, transfer or otherwise dispose of, or agree to sell, lease, exchange, transfer or otherwise dispose of, any of the Seller's assets having an aggregate fair market value in excess of $10,000, except for the disposition of obsolete or worn-out assets in the normal and ordinary course of business, which assets do not exceed, in the aggregate, 5% of the Seller's assets as reflected on the Seller Balance Sheet;

     (m) (i) change any of its methods of accounting in effect as at the Balance Sheet Date, or (ii) make or rescind any express or deemed election relating to Taxes, or change any of its methods of reporting income or deductions for income tax purposes from those employed in the preparation of income Tax Returns for the taxable year ended December 31, 1996, except, in either case, as may be required by any applicable Requirement of Law, the IRS or GAAP;

     (n) enter into any Contract or make any commitment to make any capital expenditures or capital additions or betterments in excess of an aggregate of $10,000;

     (o) cause or permit the Seller or any such Subsidiary to (i) terminate any Employee Benefit Plan, (ii) permit any "prohibited transaction" involving any Employee Benefit Plan, (iii) fail to pay to any Employee Benefit Plan any contribution which it is obligated to pay under the terms of such Employee Benefit Plan, whether or not such failure to pay would result in an "accumulated funding deficiency" or (iv) allow or suffer to exist any occurrence of a "reportable event" or any other event or condition, which presents a material risk of termination by the PBGC of any Employee Benefit Plan. As used in this Agreement, the terms "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in the Code and ERISA;

     (p) enter into any transaction or conduct any operations not in the normal and ordinary course of business; or

     (q) enter into any Contract or make any commitment to do any of the foregoing.

     5.9. Exclusive Negotiation. The Seller and the Shareholders shall not: (i) provide any information about the Seller or the Business to any Person (other than the Purchaser, Parent or their representatives) with a view to sell, exchange or dispose or solicit an offer for the acquisition of any of the Purchased Assets or any ownership or other material interest in the Seller or the Business; (ii) solicit or accept any other offers for the sale, exchange or other disposition of any of the Purchased Assets or any ownership or other material interest in the Seller or the Business; (iii) negotiate or discuss with any Person (other than the Purchaser, Parent or any of their representatives) the possible sale, exchange or other disposition of any of the Purchased Assets or any ownership or other material interest in the Seller or the Business; or
(iv) sell, exchange or otherwise dispose of any of the Purchased Assets or any ownership or other material interest in the Seller or the Business, in any of the foregoing cases, whether by equity sale, merger, consolidation, equity exchange, sale of assets or otherwise. The Seller shall, and the Shareholders shall and shall cause the Seller to, advise the Purchaser and Parent promptly of its or his receipt of any written offer or written proposal concerning any of the Purchased Assets, the Seller, or the Business or any material interest therein, and the terms thereof.

     5.10. Public Announcements. Prior to the Closing, neither the Seller nor any Shareholder shall issue any public report, statement, press release or similar item or make any other public disclosure with respect to the substance of this Agreement prior to the consultation with and approval of the Purchaser or Parent. In addition, prior to Closing, before the Purchaser or Parent issues a public statement that refers to the Seller or Shareholders (other than in the Registration Statement) the Purchaser or Parent will endeavor to consult with the Seller to the extent time permits. Nothing contained herein shall restrict the ability of the Seller from contacting a third party in order to obtain a Consent to the transactions contemplated hereby.

     5.11. Amendment of Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend promptly the Disclosure Schedule or any other Schedule hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, provided that no amendment or supplement to a Schedule prepared by the Seller that constitutes or reflects an event or occurrence that would have a Material Adverse Effect shall be effective unless the Purchaser or Parent consents to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 6 and 7 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section 5.11. Except as otherwise provided herein, no amendment of or supplement to a Schedule shall be made later than 24 hours prior to the anticipated effectiveness of the Registration Statement in connection with the Initial Public Offering (the "Registration Statement").

     5.12. Cooperation in Preparation of Registration Statement.

     (a) The Seller and the Shareholders shall furnish or cause to be furnished to the Purchaser, Parent and the underwriters of the Initial Public Offering (the "Underwriters") all of the information concerning the Seller or the Shareholders reasonably requested by the Purchaser, Parent and the Underwriters, and will cooperate with the Purchaser, Parent and the Underwriters in the preparation of, any registration statement (or similar document) relating to the Purchaser Financing Transaction and the prospectus (or similar document) included therein (including audited financial statements, prepared in accordance with generally accepted accounting principles). The Seller and the Shareholders agree promptly to advise the Purchaser and Parent if at any time during the period in which a prospectus relating to the Purchaser Financing Transaction is required to be delivered under the Securities Act, any information contained in the prospectus concerning the Seller or the Shareholders becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy. The Purchaser and Parent agree to use their commercially reasonable best efforts to prepare and file the Registration Statement as promptly as practicable, to furnish the Seller with a copy thereof and each amendment thereto in substantially the form in which it is to be filed as promptly as reasonably practicable prior to such filing (it being understood that neither the Seller nor any of the Shareholders has any obligation to review the same other than with respect to information regarding the Company or the Seller) and to diligently seek to cause the Registration Statement to be declared effective and the Initial Public Offering to be completed. The Purchaser and Parent agree that neither the Seller nor any of the Shareholders shall have any responsibility for pro forma adjustments that may be made to the Financial Statements.

     (b) The Seller and each of the Shareholders acknowledge and agree (i) that, prior to the execution and delivery of a definitive underwriting agreement, the Underwriters have made no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that the Registration Statement will become effective or that the Initial Public Offering pursuant thereto will occur at a particular price or within a particular range of prices or occur at all, (ii) that none of the prospective Underwriters of the Purchaser's common stock, in the Initial Public Offering nor any officers, directors, agents or representatives of such Underwriters shall have any liability to the Shareholders, the Seller or any other person affiliated or associated with the Seller for any failure of the Registration Statement to become effective, the Initial Public Offering to occur at a particular price or within a particular range of prices or occur at all, and (iii) the decision of the Shareholders and the Seller to enter into this Agreement and, if applicable, to vote in favor of or consent to the transactions contemplated hereby, has been or will be made independent of, and without reliance upon, any statements, opinions or other communications of, or due diligence investigation which have been or will be made or performed by any prospective Underwriter, relative to the Purchaser or the prospective Initial Public Offering. The Seller acknowledges that shares of DocuNet Common Stock received as a part of the Purchase Price, if any, will not be issued pursuant to the Registration Statement; and, therefore, the Underwriters shall have no obligation to the Seller or the Shareholders with respect to any disclosure contained in the Registration Statement and neither Seller nor any Shareholder may assert any claim against the Underwriters relating to the Registration Statement on account thereof.

     5.13. Examination of Final Financial Statement. The Seller shall provide to Purchaser and Parent prior to the Closing Date, the unaudited consolidated balance sheets of the Seller for each month and fiscal quarter end between the date of this Agreement and the Closing Date, and the unaudited consolidated statements of income, cash flows and retained earnings of the Seller for such subsequent fiscal months and quarters. In addition, the Seller shall prepare and deliver to the Purchaser and Parent at Closing, the Closing Balance Sheet. Such financial statements, which shall be deemed to be Financial Statements (as defined herein) shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except for the absence of notes and subject to normal year-end audit adjustments).

     5.13A Audit Opinion. The parties acknowledge that the Financial Statements identified in Section 3.10(a) have been received by Arthur Andersen LLP in anticipation of rendering its unqualified opinion thereon prior to consummation of the Initial Public Offering.

     5.14. Lock-Up Agreements. In connection with the Initial Public Offering, for good and valuable consideration, the Seller and each Shareholder hereby irrevocably agrees that for a period of 180 days after the date of the effectiveness (the "Effective Date") of the Registration Statement, as the same may be amended, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of (except pursuant to the Escrow Agreement), directly or indirectly, any shares of DocuNet Common Stock or any securities convertible into or exercisable or exchangeable for shares of DocuNet Common Stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the DocuNet Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of DocuNet Common Stock or such other securities, in cash or otherwise without the prior written consent of the Underwriters. None of the Seller or the Shareholders, without the prior written consent of the Underwriters, shall exercise any demand, mandatory, piggyback, optional or any other registration rights, if any such rights exist, for a period of 180 days from the Effective Date. The Seller and the Shareholders agree that the foregoing shall be binding upon their transferees, successors, assigns, heirs and personal representatives and shall benefit and be enforceable by the underwriters in the Initial Public Offering. In furtherance of the foregoing, the Parent and its transfer agent, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this
Section 5.14.

     5.15. Compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Hart-Scott Act"). All parties to this Agreement hereby recognize that one or more filings under the Hart-Scott Act may be required in connection with the transactions contemplated herein. If it is determined by the parties to this Agreement that filings under the Hart-Scott Act are required, then: (i) each of the parties hereto agrees to cooperate and use its best efforts to comply with the Hart-Scott Act, (ii) such compliance by the Seller and the Stockholder shall be deemed a condition precedent in addition to the conditions precedent set forth in Section 6 of this Agreement, and such compliance by Purchaser and Parent shall be deemed a condition precedent in addition to the conditions precedent set forth in Section 6 of this Agreement, and (iii) the parties agree to cooperate and use their best efforts to cause all filings required under the Hart-Scott Act to be made. If filings under the Hart-Scott Act are required, the costs and expenses thereof (including filing fees) shall be borne by Purchaser and Parent. The obligation of each party to consummate the transactions contemplated by this Agreement is subject to the expiration or termination of the waiting period under the Hart-Scott Act, if applicable.

     5.16. Lease. At the Closing, Seller and the Purchaser or Parent will execute the Lease or a lease containing the terms set forth on Exhibit D hereto.

                                    ARTICLE 6
                         CONDITIONS PRECEDENT TO CLOSING

     6.1. Conditions Precedent to Purchaser's and Parent's Obligations. The Purchaser's and Parent's obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction of, or waiver in writing by the Purchaser or Parent of, prior to or at the Closing, each and every of the following conditions precedent:

     (a) Representations and Warranties. Each of the representations and warranties of the Seller and the Shareholders contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date except for those representations and warranties that by their terms relate to an earlier date, which representations and warranties shall be true and correct in all material respects with regard to such earlier date. The Seller and each of the Shareholders shall execute and deliver to the Purchaser and Parent a certificate dated the Closing Date, certifying that all of the Seller's and the Shareholders' representations and warranties contained in this Agreement are true and correct on and as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date.

     (b) Compliance with Covenants and Conditions. The Seller and the Shareholders shall have each performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or satisfied by the Seller and the Shareholders, as the case may be, at or prior to the Closing Date. Each of the Seller and the Shareholders shall execute and deliver to the Purchaser and Parent a certificate dated as of the Closing Date, certifying that the Seller and the Shareholders have fully performed and complied in all material respects with all the duties, obligations and conditions required by this Agreement to be performed and complied with by them at or prior to the Closing Date.

     (c) Delivery of Documents. The Seller and the Shareholders shall have each delivered to the Purchaser or Parent all documents, certificates, instruments and items required to be delivered by him or it at or prior to the Closing Date pursuant to this Agreement.

     (d) Consents. All proceedings, if any, to have been taken and all Consents including, without limitation, all Regulatory Approvals, necessary or advisable in connection with the transactions contemplated by this Agreement shall have been taken or obtained.

     (e) Financing. The Registration Statement on Form S-1 relating to the Initial Public Offering shall have been declared effective by the Securities and Exchange Commission and the closing of the sale of DocuNet Common Stock to the Underwriters in the Initial Public Offering shall have occurred simultaneously with the Closing Date hereunder.

     (f) Closing Balance Sheet The Seller shall have delivered to the Purchaser and Parent a true and complete copy of the Closing Balance Sheet together with a certificate dated the Closing Date, signed by the Seller's chief financial officer that the Closing Balance Sheet is in accordance with the Books and Records and with GAAP applied on a consistent basis (except for the absence of notes and subject to normal year-end audit adjustments) and presents fairly the financial position of the Seller as of the Closing Date.

     (g) No Material Adverse Change. From and after the date of this Agreement, there shall not have occurred or be threatened any development, event, circumstance or condition that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect upon the Purchased Assets, or the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Seller.

     (h) No Legal Proceeding Affecting Closing. There shall not have been instituted and there shall not be pending or threatened any Legal Proceeding, and no Order shall have been entered (i) imposing or seeking to impose limitations on the ability of the Purchaser to acquire or hold or to exercise full rights of ownership of any of the Purchased Assets; (ii) imposing or seeking to impose limitations on the ability of the Purchaser to combine and operate the business, operations and assets of the Seller with the Purchaser's or Parent's business, operations and assets; (iii) imposing or seeking to impose other sanctions, damages or liabilities arising out of the transactions contemplated by this Agreement on the Purchaser or Parent, or any of their directors, officers or employees; (iv) requiring or seeking to require divestiture by the Purchaser of all or any material portion of the business, assets or property of the Seller; or (v) restraining, enjoining or prohibiting or seeking to restrain, enjoin or prohibit the consummation of transactions contemplated by this Agreement.

     (i) Secretary's Certificate. The Seller shall have delivered to the Purchaser and Parent a certificate or certificates dated as of the Closing Date and signed on its behalf by its Secretary to the effect that (i)(A) the copy of the Seller's articles or certificate of incorporation attached to the certificate is true, correct and complete, (B) no amendment to such articles or certificate of incorporation has occurred since the date of the last amendment annexed (such date to be specified), (C) a true and correct copy of the Seller's bylaws as in effect on the date thereof and at all times since the adoption of the resolution referred to in (D) is annexed to such certificate, (D) the resolutions by the Seller's board of directors and shareholders authorizing the actions taken in connection with the sale of the Purchased Assets, including, without limitation, the execution, delivery and performance of this Agreement, were duly adopted and continue in force and effect (a copy of such resolutions to be annexed to such certificate); (ii) setting forth the Seller's incumbent officers and including specimen signatures on such certificate or certificates as their genuine signatures; and (iii) the Seller is in good standing in all jurisdictions where the ownership or lease of property or the conduct of its business requires it to qualify to do business, except for those jurisdictions where the failure to be duly qualified, authorized and in good standing would not have a material adverse effect upon the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Seller. The certification referred to above in (iii) shall attach certificates of good standing certified by the Secretaries of State or other appropriate officials of such states, dated as of a date not more than a five
(5) days prior to the Closing Date.

     (j) Opinion of Counsel of Seller. Bonn, Luscher, Padden & Wilkins, counsel for the Seller and the Shareholders, shall have delivered to the Purchaser and Parent their favorable opinion, dated the Closing Date as to the matters covered in Schedule 6.1(j). In rendering such opinion, counsel may rely to the extent recited therein on certificates of public officials and of the Seller's officers as to matters of fact, and as to any matter that involves other than federal or Arizona law, such counsel may rely upon the opinion of local counsel reasonably satisfactory to the Purchaser, Parent and their counsel.

     (k) Termination of Related Party Agreements. All existing agreements between the Seller and the Shareholders or Affiliates of the Seller or Shareholders, other than those set forth on Schedule 6.1(k), shall have been canceled.

     (l) Employment Agreements. Each of the persons listed on Schedule 6.1(l) shall have entered into an employment or consulting agreement (collectively, the

"Employment Agreements") with the Purchaser or Parent substantially in the form of Exhibit E attached hereto.

     (m) Repayment of Indebtedness. Prior to the Closing Date, the Shareholders shall have repaid the Seller in full all amounts owing by the Shareholders or employees of the Seller to the Purchaser.

     (n) FIRPTA Certificate. Each Shareholder shall have delivered to the Purchaser and Parent a certificate to the effect that he is not a foreign person pursuant to Section 1.1445-2(b) of the Treasury regulations.

     (o) Escrow Agreement. Shareholders and the Seller shall have executed the Escrow Agreement substantially in the form of Exhibit C attached hereto.

     6.2. Conditions Precedent to Seller's Obligations. The Seller's obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction of, or waiver in writing by the Seller of, prior to or at the Closing, each and every of the following conditions precedent:

     (a) Representations and Warranties. Each of the representations and warranties of the Purchaser and Parent contained in this Agreement shall be true and correct in all material respects on and as of the date of the Closing Date with the same force as though such representations and warranties had been made on and as of the Closing Date except for those representations and warranties that by their terms relate to an earlier date, which representations and warranties shall be true and correct in all material respects with regard to such earlier date. The Purchaser and Parent shall execute and deliver to the Seller a certificate dated as of the Closing Date, certifying that all of its representations and warranties contained in this Agreement are true and correct on and as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date.

     (b) Compliance with Covenants and Conditions. The Purchaser and Parent shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or satisfied by the Purchaser and Parent at or prior to the Closing Date. The Purchaser and Parent shall execute and deliver to the Seller a certificate dated as of the Closing Date, certifying the Purchaser and Parent have fully performed and complied in all material respects with all the duties, obligations and conditions required by this Agreement to be performed and complied with by it at or prior to the Closing Date.

     (c) Delivery of Documents. The Purchaser and Parent shall have delivered to the Shareholders all documents, certificates, instruments and items required to be delivered by it at or prior to the Closing.

     (d) No Legal Proceeding Affecting Closing. There shall not have been instituted and there shall not be pending or threatened any Legal Proceeding, and no Order shall have been entered (i) imposing or seeking to impose limitations on the ability of the Seller to sell any of the Purchased Assets;
(ii) imposing or seeking to impose other sanctions, damages or liabilities arising out of the transactions contemplated by this Agreement on the Seller or any of its directors, officers or employees or on the Shareholder; or (iv) restraining, enjoining or prohibiting or seeking to restrain, enjoin or prohibit the consummation of transactions contemplated by this Agreement.

     (e) Escrow Agreement. The Purchaser and Parent shall have executed the Escrow Agreement substantially in the form of Exhibit C attached hereto.

     (f) Employment Agreements. The Purchaser shall have entered into the Employment Agreements with each of the persons listed on Schedule 6.1(l).

     (g) Secretary's Certificate. The Purchaser and Parent shall have delivered to the Seller a certificate or certificates dated as of the Closing Date and signed on its behalf by its Secretary to the effect that (i)(A) the copy of the Purchaser's and the Parent's articles or certificate of incorporation attached to the certificate is true, correct and complete, (B) no amendment to such articles or certificate of incorporation has occurred since the date of the last amendment annexed (such date to be specified), (C) a true and correct copy of the Purchaser's and the Parent's bylaws as in effect on the date thereof and at all times since the adoption of the resolution referred to in (D) is annexed to such certificate, (D) the resolutions by the Purchaser's and Parent's board of directors authorizing the actions taken in connection with the purchase of the Purchased Assets including, without limitation, the execution, delivery and performance of this Agreement were duly adopted and continue in force and effect (a copy of such resolutions to be annexed to such certificate) and (ii) setting forth the incumbent officers of the Purchaser and Parent and including specimen signatures on such certificate or certificates of such officers executing this Agreement on behalf of the Purchaser and Parent as their genuine signatures.

     (h) Financing. The registration statement on Form S-1 relating to the Initial Public Offering shall have been declared effective by the Securities and Exchange Commission and the closing of the sale of DocuNet Common Stock to the Underwriters in the Initial Public Offering shall have occurred simultaneously with the Closing Date hereunder.

     (i) Opinion of Counsel of Purchaser. Pepper, Hamilton & Scheetz LLP, counsel for Purchaser, shall have delivered to the Seller and Shareholder its favorable opinion, dated the Closing Date, as to the matters covered in Schedule 6.2(i). In rendering such opinion, counsel may rely to the extent recited therein on certificates of public officials and of officers of Purchaser as to matters of fact, and such opinion may be limited to federal laws and the laws of the Commonwealth of Pennsylvania.

                                    ARTICLE 7
                                     CLOSING

     At or prior to the Pricing, the parties shall take all administrative actions necessary to prepare to effect the sale of the Purchased Assets and the assumption of the Assumed Liabilities referred to herein; provided, that such actions shall not include the actual completion of the sale and purchase of the Purchased Assets and the assumption of the Assumed Liabilities, the delivery of the Bill of Sale and the Assignment and Assumption Agreement, and the delivery of the check(s) (or wire transfers) referred to in Section 2 hereof, each of which actions shall only be taken upon the Closing Date as herein provided. In the event that there is no Closing Date and this Agreement terminates, Purchaser hereby covenants and agrees to do all things required by Pennsylvania law and all things which counsel for the Seller advises Purchaser are required by applicable laws of the State of Arizona in order to rescind any actions taken in furtherance of the sale of the Purchased Assets and the assumption of the Assumed Liabilities as described in this Section. The taking of the actions described above shall take place on the Pricing Date at the offices of Pepper, Hamilton & Scheetz LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, PA 19103. On the Closing Date (i) (a) the Seller's duly executed Bill of Sale, (b) the Seller's duly executed counterpart to the Assignment and Assumption Agreement and (c) all such endorsements, assignments and other instruments of transfer and conveyance including, without limitation, waivers or consents of lessors and other third Persons, and releases, satisfactions and termination statements from secured parties, as may be necessary to vest in the Purchaser indefeasible and marketable legal and beneficial title to the Purchased Assets, free and clear of all Encumbrances (except for the Assumed Liabilities), to effect the assignment and assumption of the Assumed Liabilities and to consummate the transactions contemplated by this Agreement, all of which shall be in form and substance reasonably satisfactory to the Purchaser, (ii) all transactions contemplated by this Agreement, including the delivery of shares of DocuNet Common Stock to the Seller, the delivery of the shares of DocuNet Common Stock to the Escrow Agent on account of the Escrow Agreement, the delivery of a bank check or checks or a wire transfer in an amount equal to the cash portion of the consideration which the Seller shall be entitled to receive pursuant to Section 2 hereof, and the delivery of the documents contemplated to be delivered by Purchaser, Parent, Seller and Shareholders pursuant to Section 6 hereof, and (iii) the closing with respect to the Initial Public Offering shall occur and be deemed to be completed. The date on which the actions described in the preceding clauses (i), (ii) and (iii) occurs shall be referred to as the "Closing Date." Except as otherwise provided in Section 11 hereof, during the period from the Pricing Date to the Closing Date, this Agreement may only be terminated by the parties if the underwriting agreement in respect of the Initial Public Offering is terminated pursuant to the terms thereof.

                                    ARTICLE 8
                             COVENANT NOT TO COMPETE

     8.1. Confidentiality.

     (a) Each party to this Agreement shall use Confidential Information only in connection with the transactions contemplated hereby (including the Initial Public Offering) and shall not disclose any Confidential Information about any other party to any Person unless the party desiring to disclose such Confidential Information receives the prior written consent of the party about whom such Confidential Information pertains, except (i) to any party's directors, officers, employees, agents, advisors and representatives who have a need to know such Confidential Information for the performance of their duties as employees, agents or representatives, (ii) to the extent strictly necessary to obtain any Consents including, without limitation, any Regulatory Approvals, that may be required or advisable to consummate the transactions contemplated by this Agreement, (iii) to enforce such party's rights and remedies under this Agreement, (iv) with respect to disclosures that are compelled by any Requirement of Law or pursuant to any Legal Proceeding; provided, that the party compelled to disclose Confidential Information pertaining to any other party shall notify such other party thereof and use his or its commercially reasonable efforts to cooperate with such other party to obtain a protective order or other similar determination with respect to such Confidential Information; (v) made to any party's legal counsel, independent auditors, investment bankers or financial advisors under an obligation of confidentiality; (vi) to other Founding Companies or Potential Founding Companies; or (vii) as otherwise permitted by
Section 5.10 of this Agreement.

     (b) In the event that the transactions contemplated by this Agreement are not consummated in accordance with the terms of this Agreement, each party shall, upon the request of the other party, return to the other party or destroy all Confidential Information and any copies thereof previously delivered by such requesting party, except to the extent that such party deems such Confidential Information necessary or desirable to enforce his or its rights under this Agreement.

     (c) The obligation of confidentiality contained in this Section 8.1 shall survive the termination of this Agreement, or the Closing, as applicable, for a period of two years after the date of such termination or the Closing Date, respectively; provided, that, if the Closing shall occur, then the Purchaser's and Parent's obligation of confidentiality shall terminate upon the Closing.

     (d) The parties hereto acknowledge and agree that they may become aware of potential acquisition targets of the Purchaser or Parent, including but not limited to the Potential Founding Companies (collectively, the "Purchaser Targets"), in the course of discussions with Purchaser, Parent or a Potential Founding Company. Accordingly, the parties hereto each agree not to directly or indirectly seek to acquire or merge with, or pursue or respond to, with an intent to acquire or merge with, any Purchaser Targets until the later of 300 days after the date of this Agreement or 180 days after termination of this Agreement.

     (e) The Purchaser or Parent will cause each of the Founding Companies other than the Seller to enter into a provision similar to this Section 8.1 requiring each such Founding Company to keep confidential any information obtained by such Founding Company.

     8.2. Covenant Not To Compete. As a material inducement to the Purchaser's consummation of the transactions contemplated by this Agreement, each of the Seller and the Shareholders shall not, during the Restricted Period, do any of the following, directly or indirectly, without the prior written consent of the Purchaser or Parent in its sole discretion:

     (a) compete, directly or indirectly, with the Purchaser or any of its Affiliates or Subsidiaries, or any of their respective successors or assigns, whether now existing or hereafter created or acquired (collectively, the "Related Companies"), or otherwise engage or participate, directly or indirectly, in the business conducted by Purchaser or a Subsidiary (the "Restricted Business") within any geographic area located within the United States of America, its possessions or territories (the "Restricted Area");

     (b) become interested (whether as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise), directly or indirectly, in any Person that engages in the Restricted Business within the Restricted Area; provided, that nothing contained in this Section 8.2(b) shall prohibit the Shareholders from owing, as a passive investor, not more than five percent (5%) of the outstanding securities of any class of any publicly-traded securities of any publicly held company listed on a well-recognized national securities exchange or on an interdealer quotation system of the National Association of Securities Dealers, Inc; or

     (c) solicit, call on, divert, take away, influence, induce or attempt to do any of the foregoing, in each case within the Restricted Area, with respect to the Purchaser's or any of the Related Companies' (A) customers or distributors or prospective customers or distributors (wherever located) with respect to goods or services that are competitive with those of the Purchaser or any of the Related Companies, (B) suppliers or vendors or prospective suppliers or vendors (wherever located) to supply materials, resources or services to be used in connection with goods or services that are competitive with those of the Purchaser or any of the Related Companies, (C) distributors, consultants, agents, or independent contractors to terminate or modify any contract, arrangement or relationship with the Purchaser or any of the Related Companies or (D) employees to leave the employ of the Purchaser or any of the Related Companies.

     8.3. Specific Enforcement; Extension of Period.

     (a) The Seller and each of the Shareholders acknowledges that any breach or threatened breach by it or him or her of any provision of Sections 8.1 or 8.2 will cause continuing and irreparable injury to the Purchaser and the Related Companies for which monetary damages would not be an adequate remedy. Accordingly, the Purchaser and any of the Related Companies shall be entitled to injunctive relief from a court of competent jurisdiction, including specific performance, with respect to any such breach or threatened breach. In connection therewith, none of the Seller nor any of the Shareholders shall, in any action or proceeding to so enforce any provision of this Article 8, assert the claim or defense that an adequate remedy at law exists or that injunctive relief is not appropriate under the circumstances. The rights and remedies of the Purchaser and any of the Related Companies set forth in this Section 8.3 are in addition to any other rights or remedies to which the Purchaser or any of the Related Companies may be entitled, whether existing under this Agreement, at law or in equity, all of which shall be cumulative.

     (b) The periods of time set forth in this Article 8 shall not include, and shall be deemed extended by, any time required for litigation to enforce the relevant covenant periods. The term "time required for litigation" as used in this Section 8.3(b) shall mean the period of time from the earlier of the Seller's or the Shareholders' as applicable, first breach of the provisions of Sections 8.1 or 8.2 or service of process upon the Seller or the Shareholders, as applicable, through the expiration of all appeals related to such litigation.

     8.4. Disclosure. The Seller and each of the Shareholders acknowledge that the Purchaser or any of the Related Companies may provide a copy of this Agreement or any portion of this Agreement to any Person with, through or on behalf of which any of the Seller or the Shareholders may, directly or indirectly, breach or threaten to breach any of the provisions of Section 8.2.

     8.5. Interpretation. It is the desire and intent of the parties that the provisions of this Article 8 shall be enforceable to the fullest extent permissible under applicable law and public policy. Accordingly, if any provision of this Article 8 shall be determined to be invalid, unenforceable or illegal for any reason, then the validity and enforceability of all of the remaining provisions of this Article 8 shall not be affected thereby. If any particular provision of this Article 8 shall be adjudicated to be invalid or unenforceable, then such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such amendment to apply only to the operation of such provision in the particular jurisdiction in which such adjudication is made; provided that, if any provision contained in this Article 8 shall be adjudicated to be invalid or unenforceable because such provision is held to be excessively broad as to duration, geographic scope, activity or subject, then such provision shall be deemed amended by limiting and reducing it so as to be valid and enforceable to the maximum extent compatible with the applicable laws and public policy of such jurisdiction, such amendment only to apply with respect to the operation of such provision in the applicable jurisdiction in which the adjudication is made.

     8.6. Acknowledgment. The Seller and each of the Shareholders acknowledges that it or he has carefully read and considered the provisions of this Article
8. The Seller and each of the Shareholders acknowledges and understands that the restrictions contained in this Article 8 may limit their respective ability to conduct a business similar to that of the Purchaser or any of the Related Companies, but the Seller and each of the Shareholders nevertheless believes that it and he has received and will receive sufficient consideration and other benefits to justify such restrictions. The Seller and each of the Shareholders also acknowledges and understands that these restrictions are reasonably necessary to protect the Purchaser's and the Related Companies' interests, and the Seller and each of the Shareholders does not believe that such restrictions will prevent it or him from conducting businesses that are not competitive with those of the Purchaser or any of the Related Companies during the term of such restrictions in the Restricted Area.

                                    ARTICLE 9
                                    SURVIVAL

     9.1. Survival of Representations, Warranties, Covenants and Agreements. Subject to the last three (3) sentences of this Section 9.1, the representations and warranties of the Seller and the Shareholders on the one hand, and the Purchaser and Parent on the other hand, contained in this Agreement shall survive until the second anniversary of the Closing Date, except that the representations and warranties set forth in each of Section 3.9, Section 3.17,
Section 3.20 and Section 3.25 shall survive until the expiration of the statute of limitations applicable to the subject matter addressed thereunder. The covenants and agreements of the Seller and the Shareholders on the one hand, and of the Purchaser and Parent on the other hand, contained in this Agreement will survive the Closing until, by their own respective terms, they have been fully performed. Any representation, warranty, covenant or agreement that would otherwise terminate in accordance with this Article 9 will continue to survive if an Indemnity Notice, an Unliquidated Indemnity Notice or a Claim Notice (as applicable) shall have been given in good faith based on facts reasonably expected to establish a valid claim under Article 10 on or prior to the date on which such representation, warranty, covenant or agreement would have otherwise terminated, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article 10. Any breach of representation or warranty contained in this Agreement made by any party or any written information furnished by any party that was made by such party fraudulently or with intent to defraud or mislead or with gross negligence shall indefinitely survive the Closing. Any representation or warranty made by any or all of the Seller or the Shareholders in this Agreement or any information furnished or caused to be furnished by any or all of the Seller or the Shareholders to the Purchaser or Parent that is incorporated in, or is the basis for omitting information from, the Registration Statement, prospectus or other document, or any amendment or supplement thereof in connection with any Purchaser Financing Transaction shall survive until the expiration of all applicable statutes of limitations regarding claims brought by investors in such Purchaser Financing Transaction alleging material misstatements or omissions in such documents.

     9.2. [Intentionally omitted.]

     9.3. Underwriter's Benefit. The representations and warranties and covenants made by any or all of the Seller or the Shareholders contained in this Agreement or any document, instrument, certificate or other item furnished or to be furnished to Purchaser or Parent pursuant hereto or thereto or in connection with the transactions contemplated by this Agreement shall run to the benefit of any Underwriter of the Parent's common stock subject to the Initial Public Offering in addition to the benefit of the Purchaser and Parent. Accordingly, any such Underwriter, and each person, if any, who controls any such Underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, shall be (i) an intended beneficiary of this Agreement, and (ii) deemed to be an Indemnified Party for the purposes of the indemnification provided for in Article 10.

                                   ARTICLE 10
                                 INDEMNIFICATION

     10.1. Seller and Shareholder's Indemnification. From and after the Closing Date, the Seller and the Shareholders shall, jointly and severally, indemnify and hold harmless the Purchaser and any of its Affiliates, and each Person who controls (within the meaning of the Securities Act) the Purchaser or any such Affiliate, and each of their respective directors, officers, employees, agents, successors and assigns and legal representatives, from and against all Indemnifiable Losses that may be imposed upon, incurred by or asserted against any of them resulting from, related to, or arising out of (i) any misrepresentation, breach of any warranty or non-fulfillment of any covenant to be performed by any or all of the Seller or the Shareholders under this Agreement or any document, instrument, certificate or other item required to be furnished to the Purchaser or Parent pursuant hereto or thereto or in connection with the transactions contemplated by this Agreement; (ii) any untrue statement of any material fact contained in any registration statement, prospectus, document or other item, or any amendment or supplement thereof, prepared, filed, distributed or executed in connection with any Purchaser Financing Transaction, or any omission to state in any such registration statement, prospectus, document, item, amendment or supplement a material fact required to be stated therein or necessary to make the statements therein not misleading, that is based upon any misrepresentation or breach of any warranty made by any or all of the Seller or the Shareholders pursuant to this Agreement or upon any untrue statement or omission contained in any information furnished or caused to be furnished by any or all of the Seller or the Shareholders to the Purchaser or Parent (provided that the Seller and Shareholders shall not be liable with respect to a prospectus that is distributed after they have notified the Purchaser and Parent in writing to correct a misstatement or omission; and provided, further that the Seller and Shareholders hereby acknowledge that the information concerning the Seller and the Shareholders in the Registration Statement shall be deemed to be provided to the Purchaser and Parent for the purposes hereof); (iii) any obligation and liability of the Seller or the Shareholders of any nature whatsoever, whether now existing or hereafter arising or incurred, except for the Assumed Liabilities; (iv) any non-compliance with applicable Requirements of Law relating to bulk sales, bulk transfers and the like or to fraudulent conveyances, fraudulent transfers, preferential transfers and the like by the Seller; (v) any action, claim or demand by any holder of the Seller's securities, whether debt or equity, in such holder's capacity as such, whether now existing or hereafter arising or incurred; (vi) any non-compliance with the Worker Adjustment and Retraining Act, 29 U.S.C. ss.2101, et. seq., as amended, and the rules and regulations promulgated thereunder and any similar Requirement Law; (vii) whether or not known by the Purchaser, any liability for payment of Taxes that accrued or relate to the period of time prior to the Closing Date (regardless of disclosure herein, including the Disclosure Schedule); and (viii) any Legal Proceeding or Order, arising out of any of the foregoing even though such Legal Proceeding or Order may not be filed, become final, or come to light until after the Closing Date.

     10.1A No Indemnification of Projected Information. Notwithstanding any possible interpretation of Paragraph 10.1 or any other provision of this Agreement, the failure of the Purchaser or any successor to achieve after the Closing Date any projected financial information, including, without limitation, sales of software and costs of software development, in and of itself shall not result in an Indemnifiable Loss to Purchaser.

     10.2. Purchaser's and Parent's Indemnification. From and after the Closing Date, the Purchaser and Parent shall jointly and severally indemnify and hold harmless the Seller and the Shareholders and each of their respective legal representatives, successors and assigns from and against all Indemnifiable Losses imposed upon, incurred by or asserted against, the Seller or the Shareholders resulting from, related to, or arising out of: (i) any misrepresentation, breach of any warranty or non-fulfillment of any covenant to be performed by the Purchaser or Parent under this Agreement or any document, instrument, certificate or other item furnished or to be furnished to the Seller or the Shareholders pursuant hereto or thereto or in connection with the transactions contemplated by this Agreement; (ii) an Assumed Liabilities; (iii) any untrue statement of any material fact contained in any registration statement, prospectus, document or other item, or any amendment or supplement thereof, prepared, filed, distributed or executed in connection with any Purchaser Financing Transaction, or any omission to state in any such registration statement, prospectus, document, item, amendment or supplement a material fact required to be stated therein or necessary to make the statements therein not misleading, except for any untrue statement or omission contained in any information furnished or caused to be furnished by the Seller or Shareholders; and (iv) any Legal Proceeding or Order, arising out of any of the foregoing even though such Legal Proceeding or Order may not be filed, become final, or come to light until after the Closing Date.

     10.3. Payment; Procedure for Indemnification.

     (a) In the event that the Person seeking indemnification under this Article 10 (the "Indemnified Party") shall suffer an Indemnifiable Loss, he, she or it shall, within fourteen (14) days after obtaining Knowledge of the incurrence of any such Indemnifiable Loss, give written notice to the party from whom indemnification under this Article 10 is sought (the "Indemnifying Party") of the amount of the Indemnifiable Loss, together with reasonably sufficient information to enable the Indemnifying Party to determine the accuracy and nature of the claimed Indemnifiable Loss (the "Indemnity Notice"). The failure of any Indemnified Party to give the Indemnifying Party the Indemnity Notice shall not release the Indemnifying Party of liability under this Article 10; provided, however that the Indemnifying Party shall not be liable for Indemnifiable Losses incurred by the Indemnified Party that would not have been incurred but for the delay in the delivery of, or the failure to deliver, the Indemnity Notice. Within thirty (30) days after the receipt by the Indemnifying Party of the Indemnity Notice, the Indemnifying Party shall either (i) pay to the Indemnified Party an amount equal to the Indemnifiable Loss or (ii) object to such claim, in which case the Indemnifying Party shall give written notice to the Indemnified Party of such objection together with the reasons therefor, it being understood that the failure of the Indemnifying Party to so object shall preclude the Indemnifying Party from asserting any claim, defense or counterclaim relating to the Indemnifying Party's failure to pay any Indemnifiable Loss. The Indemnifying Party's objection shall not, in and of itself, relieve the Indemnifying Party from its obligations under this Article
10. In the event that the parties are unable to resolve the subject of the Indemnity Notice, the issue shall be submitted for determination to a neutral third party designated by the President of the Philadelphia office of the American Arbitration Association.

     (b) In the event that any Indemnified Party shall have reasonable grounds to believe that an Indemnifiable Loss may be incurred, such Indemnified Party shall, within fourteen (14) days after obtaining sufficient information to articulate such grounds, give written notice to the applicable Indemnifying Party thereof, together with such information as is reasonably sufficient to describe the potential or contingent claim to the extent then feasible (an "Unliquidated Indemnity Notice"). The failure of an Indemnified Party to give the Indemnifying Party the Unliquidated Indemnity Notice shall not release the Indemnifying Party of liability under this Article 10; provided, however that the Indemnifying Party shall not be liable for Indemnifiable Losses incurred by the Indemnified Party that would not have been incurred but for the delay in the delivery of, or the failure to deliver, the Unliquidated Indemnity Notice. Within sixty (60) days after the amount of such claim shall be finalized, resolved, or liquidated, the Indemnified Party shall give the Indemnifying Party an Indemnity Notice, and the Indemnifying Party's obligations under this Article 10 with respect to such Indemnity Notice shall apply.

     (c) In the event the facts giving rise to the claim for indemnification under this Article 10 shall involve any action, or threatened claim or demand by any third Person against the Indemnified Party, the Indemnified Party, within the earlier of, as applicable, ten (10) days after receiving notice of the filing of a lawsuit or sixty (60) days after receiving notice of the existence of a claim or demand giving rise to the claim for indemnification (which shall include a notice from any Government Authority of an intent to audit with respect to Taxes), shall send written notice of such claim to the Indemnifying Party (the "Claim Notice"). The failure of the Indemnified Party to give the Indemnifying Party the Claim Notice shall not release the Indemnifying Party of liability under this Article 10; provided, however, that the Indemnifying Party shall not be liable for Indemnifiable Losses incurred by the Indemnified Party that would not have been incurred but for the delay in the delivery of, or the failure to deliver, the Claim Notice. Subject to the provision contained in the third sentence immediately following this sentence, and except for claims resulting from, relating to or arising out of any Purchaser Financing Transaction or the provisions of Section 3.20, the Indemnifying Party shall be entitled to defend such claim in the name of the Indemnified Party at its own expense and through counsel of its own choosing; provided, that if the applicable claim or demand is against, or if the defendants in any such Legal Proceeding shall include, both the Indemnified Party and the Indemnifying Party and the Indemnified Party reasonably concludes that there are defenses available to it that are different or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party may be reasonably deemed to conflict with those of the Indemnifying Party, then the Indemnified

Party shall have the right to select separate counsel and to assume the Indemnified Party's defense of such claim, demand or Legal Proceeding, with the reasonable fees, expenses and disbursements of such counsel to be reimbursed by the Indemnifying Party as incurred. The Indemnifying Party shall give the Indemnified Party notice in writing within ten (10) days after receiving the Claim Notice from the Indemnified Party in the event of litigation, or otherwise within thirty (30) days, of its intent to do so. In the case of any claim resulting from, relating to or arising out of any Purchaser Financing Transaction or the provisions of Section 3.20, the Purchaser and Parent shall have right to control the defense thereof at the Indemnifying Party's expense. Whenever the Indemnifying Party is entitled to defend any claim hereunder, the Indemnified Party may elect, by notice in writing to the Indemnifying Party, to continue to participate through its own counsel, at its expense, but the Indemnifying Party shall have the right to control the defense of the claim or the litigation; provided, that the Indemnifying Party retains counsel reasonably satisfactory to the Indemnified Party and pursuant to an arrangement satisfactory to the Indemnified Party; otherwise, the Indemnified Party shall have the right to control the defense of the claim or the litigation. Notwithstanding any other provision contained in this Agreement, the party controlling the defense of the claim or the litigation shall not settle any such claim or litigation without the written consent of the other party; provided, that if the Indemnified Party is controlling the defense of the claim or the litigation and shall have, in good faith, negotiated a settlement thereof, which proposed settlement contains terms that are reasonable under the circumstances, then the Indemnifying Party shall not withhold or delay the giving of such consent (and in the event the Indemnifying Party and Indemnified Party are unable to agree as to whether the proposed settlement terms are reasonable, the Indemnifying Party and Indemnified Party will request that the disagreement be resolved by a neutral third party designated by the President of the Philadelphia office of the American Arbitration Association). In the event that the Indemnifying Party is controlling the defense of the claim or the litigation and shall have negotiated a settlement thereof, which proposed settlement is substantively final and unconditional as to the parties thereto (other than the consent of the Indemnified Party required under this Section 10.3(c)) and contains an unconditional release of the Indemnified Party and does not include the taking of any actions by, or the imposition of any restrictions on the part of, the Indemnified Party and the Indemnified Party shall refuse to consent to such settlement, the liability of the Indemnifying Party under this Section 10, upon the ultimate disposition of such litigation or claim, shall be limited to the amount of the proposed settlement; provided, however, that in the event the proposed settlement shall require that the Indemnified Party make an admission of liability, a confession of judgment, or shall contain any other non-financial obligation which, in the reasonable judgment of the Indemnified Party, renders such settlement unacceptable, then the Indemnified Party's failure to consent shall not give rise to the limitation of Indemnifying Party's liability as provided for in this Section 10.3(c), and the Indemnifying Party shall continue to be liable to the full extent of such litigation or claim and provided further, that notwithstanding any provision to the contrary, no Indemnifiable Losses with respect to Taxes shall be settled without the prior written consent of the Purchaser or Parent.

     10.4. Equitable Contribution Under the Securities Act. To provide for just and equitable contribution to joint liability under the Securities Act in any case in which the Purchaser or any controlling Person of the Purchaser (within the meaning of the Securities
Act) makes a claim for indemnification pursuant to Section 10.1(ii) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Section 10.1(ii) provides for indemnification in such case, then, the Purchaser, each controlling Person, the Seller and the Shareholders will contribute to the aggregate Indemnifiable Losses to which the Purchaser or any such controlling Person may be subject (after contribution from others) as is appropriate to reflect the relative fault of the Purchaser, such controlling Person, the Seller, and the Shareholders in connection with the statements or omissions which resulted in such Indemnifiable Losses, as well as the relative benefit received by the Purchaser, such controlling Person, the Seller and the Shareholders as a result of the issuance of the securities to which such Indemnifiable Losses relate, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission which resulted in such Indemnifiable Losses, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations; provided, however, that, in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     10.5. Exclusiveness of Indemnification. The indemnification rights of the parties under this Article 10 are exclusive of other rights and remedies that the parties may have under this Agreement (but for this provision), at law or in equity or otherwise.

     10.6. Limitations on Indemnification. Purchaser, Parent and the other Persons or entities indemnified pursuant to Section 10.1 shall not assert any claim for indemnification hereunder against the Seller or the Shareholders until such time as the aggregate of all claims which such persons may have against the Seller or the Shareholders shall exceed $37,500 (the "Indemnification Threshold"), whereupon such claims shall be indemnified in full. None of the Seller or the Shareholders shall assert any claim for indemnification hereunder against Purchaser or Parent until such time as the aggregate of all claims which Seller or the Shareholders may have against Purchaser or Parent shall exceed $37,500, whereupon such claims shall be indemnified in full. The limitation on the assertion of claims for indemnification contained in this paragraph shall apply only to claims based upon inaccuracies in, or breaches of, representations and warranties contained in this Agreement or any document, instrument, certificate or other item required to be furnished pursuant to this Agreement or in connection with the transaction contemplated by this Agreement.

     No person shall be entitled to indemnification under this Section 10 if and to the extent that such person's claim for indemnification is directly or indirectly related to a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement.

     Notwithstanding any other term of this Agreement, the Seller and the Shareholders shall not be liable under this Section 10 for an amount which exceeds the aggregate amount of proceeds received by the Seller in connection with the transactions contemplated herein. For purposes of calculating the value of the DocuNet Stock received by Seller, the DocuNet Common Stock shall be valued at the Initial Public Offering Price.

     No claim under this Article 10 shall be made unless an Indemnity Notice, an Unliquidated Indemnity Notice or a Claim Notice (as applicable) has been given prior to the applicable survival period.

                                   ARTICLE 11
                            TERMINATION AND REMEDIES

     11.1. Termination. This Agreement may be terminated, and the transactions contemplated by this Agreement may be abandoned:

     (a) at any time before the Closing, by the mutual written agreement among the Seller, the Shareholders, Parent and the Purchaser;

     (b) at any time before the Closing, by the Purchaser or Parent pursuant to
Section 5.4(a), or if any of the Seller's or any of the Shareholders' representations or warranties contained in this Agreement were materially incorrect when made or become materially incorrect;

     (c) at any time before the Closing, by the Seller if any of the Purchaser's or Parent's representations or warranties contained in this Agreement were materially incorrect when made or become materially incorrect;

     (d) at any time before the Closing, by the Seller on the one hand, or by the Purchaser or Parent, on the other hand, upon any material breach by other(s) of such other party's covenants or agreements contained in this Agreement and the failure of such other party to cure such breach, if curable, within ten (10) days after written notice thereof is given by the non-breaching party to the breaching party; or

     (e) at any time after the date which is 180 days after the date of this Agreement, by the Seller on the one hand, or by the Purchaser or Parent on the other hand, upon notification to the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

     11.2. Effect of Termination.

     (a) Subject to Section 11.2(b) of this Agreement, if this Agreement is validly terminated pursuant to Section 11.1, then this Agreement shall forthwith become void, and, subject to such Section 11.2(b), there shall be no liability under this Agreement on the part of the Seller, the Shareholders or the Purchaser and all rights and obligations of each party to this Agreement shall cease; provided, that (i) the provisions with respect to expenses in Section 17.4 shall indefinitely survive any such termination, (ii) the provisions with respect to confidentiality of Section 8.1 shall survive any such termination until it, by its own terms, is no longer operative; (iii) the provisions with respect to exclusivity of negotiations of Section 5.9 shall survive for 180 days after such termination, but only if the termination is made by Purchaser pursuant to
Section 11.1(b) or Section 11.1(d); and (iv) this Section 11.2 shall indefinitely survive such termination.

     (b) If this Agreement is validly terminated as a result of a misrepresentation or a breach of any warranty made by any party to this Agreement or as a result of a material breach by a party of any of such party's covenants or agreements contained in this Agreement, or, if all conditions to the obligations of a party at Closing contained in Article 6 of this Agreement have been satisfied (or waived by the party entitled to waive such conditions) and such party does not proceed with the Closing, then any and all rights and remedies available to the non-breaching parties, whether under this Agreement, at law or in equity or otherwise shall be preserved and shall survive the termination of this Agreement.

                                   ARTICLE 12
                             POST-CLOSING COVENANTS

     12.1. Further Cooperation. From and after the Closing Date, the Seller shall, and the Shareholders shall and shall cause the Seller to, assist and cooperate with the Purchaser and Parent in effecting the orderly transfer of the Purchased Assets to the Purchaser. In addition, at the Purchaser's request from time to time, the Seller shall, and the Shareholders shall and shall cause the Seller to, execute and deliver to the Purchaser such further endorsements, assignments and instruments of transfer and conveyance and take such other actions as the Purchaser reasonably requests to transfer, vest or perfect the Purchaser's rights in and to the Purchased Assets free and clear of all Encumbrances and otherwise to accomplish the orderly transfer of the Purchased Assets to the Purchaser and to consummate the transactions contemplated by this Agreement. In addition, the Seller and each of the Shareholders shall (i) provide or cause to be provided such written information with respect to themselves, (ii) execute and deliver or cause to be executed and delivered such other documents, certificates or instruments, and (iii) take or cause to be taken such actions, in each of the foregoing cases, as the Purchaser, Parent, any Underwriter or any auditor reasonably deems necessary or desirable to complete any audit of the Seller's financial statements (including, but not limited to, the execution of management representation letters to any auditor by the Seller's management or the Shareholders) or in connection with any Purchaser Financing Transaction; provided, that none of the Shareholders shall be required to execute any guaranty of any indebtedness obtained by the Purchaser.

     12.2. Maintenance of Books and Records. For a period of three (3) years after the Closing Date, the Purchaser or Parent shall maintain all Books and Records maintained by the

Seller on or prior to the Closing Date which are transferred to the Purchaser and shall permit any or all of the Seller or the Shareholders or their respective representatives and agents access, at the Seller's or the Shareholders' sole cost and expense, to all such Books and Records, upon reasonable notice by the Seller or the Shareholders, as applicable, and on terms not disruptive to the business, operation or employees of the Purchaser or any of the Purchaser's Affiliates to assist the Seller or the Shareholders, as applicable, in (i) completing any tax or regulatory filings or financial statements required or appropriate to be made by any or all of the Seller or the Shareholders after the Closing Date or in completing any other reasonable and customary business objective, (ii) prosecuting or defending on behalf of any or all of the Seller or the Shareholders any litigation controlled by any or all of the Seller or the Shareholders under Section 10.3(c) of this Agreement or (iii) complying with requests made of any or all of the Seller or the Shareholders by any Taxing Authority or any Governmental or Regulatory Authority conducting an audit, investigation or inquiry relating to the Seller's activities during periods prior to the Closing Date. The Seller and the Shareholders will hold all information provided to them pursuant to this Article 12 (and any information derived therefrom) in confidence to the same extent as required by Section 5.5 of this Agreement with respect to Confidential Information.

     12.3. By Seller and Shareholders. For a period of three (3) years after the Closing Date, the Seller shall, and the Shareholders shall and shall cause the Seller to, maintain all Books and Records possessed or to be possessed by any or all of the Seller and the Shareholders that relate to the Business prior to the Closing Date. The Seller shall, and the Shareholders shall and shall cause the Seller to, permit the Purchaser or Parent, or their representatives and agents access, at the Purchaser's sole cost and expense, to all of such Books and Records upon reasonable prior written notice for any reasonable business purpose.

     12.4. Use of Name. From and after the Closing Date, the Seller shall, and the Shareholders shall cause the Seller to: (i) sign such consents and take such other actions as the Purchaser and Parent shall reasonably request to permit the Purchaser and Parent to use the name DataLink and all variants thereof (the "Name"); (ii) cease to use the Name; and (iii) take all necessary action to change its corporate and trade names by a date which is twenty days from the Closing Date to such name or names that are substantially different from and not confusingly similar to the Name.

     12.5. Discharge of Obligations. From and after the Closing Date, the Seller shall, and the Shareholders shall cause the Seller to, pay and discharge diligently, in accordance with past practice but not less than on a timely basis, all of the Seller's obligations and liabilities (other than the Assumed Liabilities) including, without limitation, any obligations and liabilities to employees, trade creditors and customers.

     12.6. Receivables. If, at any time after the Closing Date, the Seller or the Shareholders shall receive any payments on account of any of the Receivables or other rights to payment constituting a part of the Purchased Assets, then the Seller or the Shareholders, as applicable, shall hold such funds in trust for, and shall promptly remit (and the Shareholders shall cause the Seller to remit promptly) such funds to the Purchaser immediately upon receipt thereof. The Seller hereby, effective from and after the Closing Date, authorizes and grants to the Purchaser (acting through any one or more of the Purchaser's authorized representatives or agents) a power of attorney to endorse the Seller's name on any check or any other remittances received by the Purchaser on account of the Receivables. The foregoing power of attorney is coupled with an interest and is irrevocable.

     12.7. Disclosure. If, subsequent to the effective date of the registration statement relating to the Initial Public Offering and prior to the 25th day after the date of the final prospectus of Purchaser or Parent utilized in connection with the Initial Public Offering, the Shareholders or the Seller become aware of any fact or circumstance which would change (or, if after the Closing Date, would have changed) a representation or warranty of Seller or the Shareholders in this Agreement or would affect any document delivered pursuant hereto in any material respect, the Seller and the Shareholders shall promptly give notice of such fact or circumstance to Purchaser or Parent.

                                   ARTICLE 13
                       TAXES RELATING TO PURCHASED ASSETS

     The Seller shall, and the Shareholders shall cause the Seller to pay, and the Seller and the Shareholders shall jointly and severally indemnify and hold harmless the Purchaser and Parent from and against all Transfer Taxes. All Taxes on the ownership or use of the Purchased Assets (specifically excluding Taxes measured by the net income of any party) that accrue on or prior to the Closing Date shall be paid by the Seller, and all such Taxes that accrue after the Closing Date shall be paid by the Purchaser; provided, that all such Taxes shall be prorated to the Closing Date. Should Purchaser pay any such Taxes, Seller shall, immediately upon request, pay to Purchaser that portion of such Taxes that accrued prior to the Closing Date.

                                   ARTICLE 14
                              TRANSFER RESTRICTIONS

     14.1. Transfer Restrictions. Except for transfers to immediate family members who agree to be bound by the restrictions set forth in this Section 14.1 (or trusts for the benefit of the Seller, Shareholders or family members, the trustees of which so agree), for a period of one year from the Closing, except pursuant to Section 16 hereof, neither the Seller nor the Shareholders shall (i) sell, assign, exchange, transfer, encumber, pledge, distribute, appoint, or otherwise dispose of (a) any shares of DocuNet Common Stock received by the Seller pursuant to this Agreement, or (b) any interest (including, without limitation, an option to buy or sell) in any such shares of DocuNet Common Stock, in whole or in part, and no such attempted transfer shall be treated as effective for any purpose; or (ii) engage in any transaction, whether or not with respect to any shares of DocuNet Common Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of DocuNet Common Stock acquired pursuant to this Agreement (including, by way of example and not limitation, engaging in put, call, short-sale, straddle or similar market transactions). Notwithstanding the foregoing, the Seller may transfer such the shares of DocuNet Common Stock to the Shareholders, subject to the Shareholders holding such shares subject to the restrictions set forth in this Agreement. The certificates evidencing the DocuNet Common Stock delivered to the Seller pursuant to Section 2 of this Agreement will bear a legend substantially in the form set forth below and containing such other information as the Purchaser may deem necessary or appropriate:

     THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO FIRST ANNIVERSARY OF CLOSING DATE. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

                                   ARTICLE 15
                         SECURITIES LAWS REPRESENTATIONS

     The Seller and the Shareholders acknowledge that the shares of DocuNet Common Stock to be delivered to the Seller pursuant to this Agreement have not been and will not be registered under the Securities Act or any other state securities laws, and therefore may not be resold without compliance with the Securities Act. The DocuNet Common Stock to be acquired by the Seller pursuant to this Agreement is being acquired solely for its own respective account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

     15.1. Compliance with Law. The Seller and Shareholders covenant, warrant and represent that none of the shares of DocuNet Common Stock issued to Seller will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Securities Act, the rules and regulations of the Securities and Exchange Commission and applicable state securities laws. All the DocuNet Common Stock shall bear the following legend in addition to any other legends required under this Agreement:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES

     ACT OF 1933, AS AMENDED (THE "1933 ACT") OR ANY STATE SECURITIES OR BLUE SKY LAWS. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE 1933 ACT AND ANY STATE SECURITIES OR BLUE SKY LAWS, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION) OF COUNSEL SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

     15.2. Economic Risk; Sophistication. The Seller and the Shareholders are able to bear the economic risk of an investment in the DocuNet Common Stock acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment in the DocuNet Common Stock. The Seller and the Shareholders or their respective purchaser representatives have had an adequate opportunity to ask questions and receive answers from the officers of the Purchaser concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of the Purchaser, the plans for the operations of the business of the Purchaser, the business, operations and financial condition of the Founding Companies, and any plans for additional acquisitions and the like. The Seller and the Shareholders acknowledge receipt and review of the draft Registration Statement attached hereto as Schedule 15.2 for informational purposes and subject to the limitations of Section 5.12(b). The Seller and the Shareholders acknowledge that such draft is subject to completion and subject to change, and Seller and the Shareholders acknowledge that it or their respective purchaser representatives have had an adequate opportunity to ask questions and receive answers from the officers of the Purchaser pertaining thereto.

                                   ARTICLE 16
                               REGISTRATION RIGHTS

     16.1. Piggyback Registration Rights. Subject to Section 5.14 and 16.5, at any time following the Closing, whenever the Purchaser proposes to register any DocuNet Common Stock for its own or others' account under the Securities Act for a public offering, other than (i) any shelf registration of the DocuNet Common Stock; (ii) registrations of shares to be used solely as consideration for acquisitions of additional businesses by the Purchaser and (iii) registrations relating to employee benefit plans, the Purchaser shall give the Seller prompt written notice of its intent to do so. Upon the written request of the Seller given within 30 days after receipt of such notice, Purchaser shall cause to be included in such registration all of the DocuNet Common Stock which any such Seller requests. However, if the Purchaser is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 16.1 that the number of shares to be sold by persons other than the Purchaser is greater than the number of such shares which can be offered without adversely affecting the offering, the Purchaser may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares held by such persons) to a number deemed satisfactory by such managing underwriter or such managing underwriter can eliminate the participation of all such persons in the offering, provided that, for each such offering made by the Purchaser after the Initial Public Offering, a reduction shall be made first by reducing the number of shares to be sold by persons other than the Purchaser, the Seller, the Founding Companies, the stockholders of the Founding Companies and other stockholders (the "Other Stockholders") of the Company immediately prior to the Initial Public Offering, and thereafter, if a further reduction is required, by reducing the number of shares to be sold by the Sellers, the Founding Companies, the stockholders of the Founding Companies and the Other Stockholders, pro rata based upon the number of shares held by such persons.

     16.2. Registration Procedures. All expenses incurred in connection with the registrations under this Article 16 (including all registration, filing, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts and fees, if any, of separate counsel engaged by the Seller and Shareholders) shall be borne by the Purchaser. In connection with registrations under Section 16.1, the Purchaser shall (i) prepare and file with the Securities and Exchange Commission as soon as reasonably practicable, a registration statement with respect to the DocuNet Common Stock and use its best efforts to cause such registration to promptly become and remain effective for a period of at least 90 days (or such shorter period during which holders shall have sold all DocuNet Common Stock which they requested to be registered); (ii) use its best efforts to register and qualify the DocuNet Common Stock covered by such registration statement under applicable state securities laws as the holders shall reasonably request for the distribution for the DocuNet Common Stock; and (iii) take such other actions as are reasonable and necessary to comply with the requirements of the Securities Act and the regulations thereunder.

     16.3. Underwriting Agreement. In connection with each registration pursuant to Section 16.1 covering an underwritten public offering, the Purchaser and each participating holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of the Purchaser's size and investment stature, including indemnification and the prohibition of sales or transfers of such holders' common stock for an applicable lock-up period.

     16.4. Availability of Rule 144. The Purchaser shall not be obligated to register shares of DocuNet Common Stock held by the Seller at any time when the resale provisions of Rule 144(k) (or any similar or successor Seller provision) promulgated under the Securities Act are available to Seller.

     16.5. Survival. The provisions of this Section 15 shall survive the Closing until December 31, 1999.

     16.6. Applicability to Shareholders. The provisions of this Article 16 shall apply to any Shareholder to the extent that the DocuNet Common Stock constituting the Stock Purchase Price is subsequently distributed to such Shareholder.

                                   ARTICLE 17
                                  MISCELLANEOUS

     17.1. Notices. All notices required to be given to any of the parties to this Agreement shall be in writing and shall be deemed to have been sufficiently given, subject to the further provisions of this Section 14.1, for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, with proper postage prepaid, or any national overnight delivery service, with proper charges prepaid, to such party at its address set forth below:

                (a)  If to the Seller:

                         Judith DeMott and Geri Davidson
                         DataLink
                         8811 South 19th Street
                         Phoenix, AZ  85040

                with a copy to:

                         John M. Welch
                         Bonn, Luscher, Padden & Wilkins
                         805 North Second Street
                         Phoenix, Arizona  85004

                (b) If to the Shareholders:

                         Judith DeMott and Geri Davidson
                         DataLink
                         8811 South 19th Street
                         Phoenix, AZ  85040

                with a copy to:

                         John M. Welch
                         Bonn, Luscher, Padden & Wilkins
                         805 North Second Street

                         Phoenix, Arizona  85004

                (c) If to the Purchaser:

                         DocuNet Inc.
                         715 Matson's Ford Road
                         Villanova, PA  19085

                         with a copy to:

                         Pepper, Hamilton & Scheetz LLP
                         3000 Two Logan Square
                         18th & Arch Streets
                         Philadelphia, PA  19103-2799
                         Attention: Barry M. Abelson

Such notice shall be deemed to be received when delivered if delivered personally, the next business day after the date sent if sent by a national overnight delivery service, or three (3) business days after the date mailed if mailed by certified or registered mail. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

     17.2. No Third Party Beneficiaries. Except as is otherwise expressly provided in this Agreement, this Agreement is not intended to, and does not, create any rights in or confer any benefits upon anyone other than the parties hereto.

     17.3. Schedules. All schedules attached to this Agreement are incorporated by reference into this Agreement for all purposes.

     17.4. Expenses. The parties to this Agreement shall pay their own expenses incident to the preparation, negotiation and execution of this Agreement including, without limitation, all fees and costs and expenses of their respective accountants and legal counsel. The parties acknowledge that all fees and expenses of Arthur Andersen LLP incurred in auditing the Seller's financial statements in connection with the transactions contemplated hereby shall be the responsibility of Purchaser, provided that, notwithstanding the foregoing, Seller shall be responsible to pay $10,000 of such fees and expenses.

     17.5. Further Assurances. Any or all of the Seller or the Shareholders on the one hand, and the Purchaser and Parent on the other hand, shall, at their own respective expense, from time to time upon the request of the other party, execute and deliver, or cause to be executed and delivered, at such times as may reasonably be requested by such other party, such other documents, certificates and instruments and take such actions as such other party deem reasonably necessary to consummate more fully the transactions contemplated by this Agreement.

     17.6. Entire Agreement; Amendment. This Agreement and any other documents, instruments or other writings delivered or to be delivered pursuant to this Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements, understandings, and negotiations, whether written or oral, with respect to the subject matter of this Agreement. None of the terms and provisions contained in this Agreement can be changed without a writing signed by all parties hereto.

     17.7. Section and Paragraph Titles. The section and paragraph titles used in this Agreement are for convenience only and are not intended to define or limit the contents or substance of any such section or paragraph.

     17.8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties to this Agreement and their respective heirs, personal representatives, and successors and permitted assigns. Neither the Seller, the Shareholders, Parent nor the Purchaser shall have the right to assign this Agreement without the prior written consent of the others, except that Purchaser or Parent may assign its rights and obligations under this Agreement prior to the Closing to any wholly-owned Subsidiary of the Purchaser or entity owning all of the capital stock of Purchaser, provided that such assignment shall not relieve the Purchaser of any of its obligations hereunder.

     17.9. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

     17.10. Severability. Any provision of this Agreement (other than those contained in Article 8 of this Agreement, in which case, Section 8.5 of this Agreement shall govern with respect to the invalidity, unenforceability, or illegality of any such provision) that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such provision, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     17.11. Governing Law. This Agreement shall be governed and construed as to its validity, interpretation and effect by the laws of the Commonwealth of Pennsylvania notwithstanding the choice of law rules of Pennsylvania or any other jurisdiction.

                  IN WITNESS WHEREOF, the Shareholders, the Purchaser, the Parent and the Seller have caused this Agreement to be duly executed as of the date first written above.

                                              DOCUNET INC.

                                              By: /s/ Bruce Gillis
                                                 -------------------------------
                                                        Bruce Gillis

                                              DATALINK CORPORATION

                                              By: /s/ Judith K. DeMott
                                                 -------------------------------
                                                  Judith K. DeMott, President

Witness:                                          /s/ Judith K. DeMott
        -------------------------------          -------------------------------
                                                  Judith K. DeMott, Individually

Witness:                                          /s/ Geri Davidson
        -------------------------------          -------------------------------
                                                   Geri Davidson, Individually

                                                                 Schedule 2.1(a)

                                Purchased Assets
                                ----------------

1. Real Property Leases. Seller's interest, as lessee, in the real property that is the subject matter of the leases listed in the Disclosure Schedule under section number 3.12.

2. Personal Property Leases. Seller's interest, as lessee or otherwise, in all personal property that is the subject matter of any leases listed is the Disclosure Schedule under section number 3.13.

3. Equipment, Machinery and Other Tangible Personal Property. All machinery, equipment, leasehold improvements, trucks, automobiles, supplies, office furniture, leasehold improvements, leasehold improvements, computing and telecommunications equipment and other items of personal property that are owned by Seller and used in connection with the Business including, without limitation, all Contracts with the Seller's customers or clients.

4. Contracts. All of the interest in all Contracts relation to the acquisition or ownership by Seller of any of the Purchased Assets or the operation of the Business including, without limitation, those listed in the Disclosure Schedule under section number 3.14.

5. Books and Records. All of Seller's Books and Records relating to the
Business.

6. Permits. All of Seller's interest in all Permits relating to the Business including, without limitation, those listed in the Disclosure Schedule under section number 3.18, to the extent assignable or transferrable.

7. Intellectual Property. All of Seller's right, title and interest in and to the Intellectual Property including, without limitation, that listed in the Disclosure Schedule under section number 3.16.

8. Property, Personnel and Accounting Records. All of Seller's records relating to the Business including, without limitation, property records and personnel records of Seller's employees who become employees of the Seller.

9. Business and Goodwill. All of Seller's right, title and interest in and to the Business as a going concern and all of the goodwill incident to the Business.

10. Inventory. All Inventory of the Business on the Closing Date.

11. Receivables. All of Seller's Receivables associated with the Business existing at the Closing Date, including the Trade Accounts Receivables that are less than 100 days past the original invoice date.

12. Cash. All of Seller's cash and cash equivalents on hand or in Accounts.

13. Prepaid Expenses. All Prepaid Expenses at the Closing Date including, without limitation, those listed and fully described in Annex A to this Schedule 2.1(a) other than those Prepaid Expenses that comprise a part of the Excluded Assets and that are designated as such on Annex A to Schedule 2.1(b).

14. Computer Software. All computer applications software, owned or licensed by Seller, whether for general business sage (e.g., Accounting, word processing, graphics, spreadsheet analysis, etc.) or specific, unique-to-the-business usage (e.g., order processing, manufacturing, process controls, design, shipping, etc.) and all computer operating, security or programing software, owned or licensed by Seller.

15. Other Intangible Assets. All other assets (including causes of action, rights of action, contract rights and warranty and product liability claims against third parties) relating to the Purchased Assets, the Assumed Liabilities and the Business.

                                                                 Schedule 2.1(b)


                                 Excluded Assets
                                 ---------------


1. Insurance Policies. Any insurance policies maintained by Seller with respect to the Business.

2. Cash Consideration. The aggregate cash consideration paid by Purchaser to Seller pursuant to this Agreement.

3. Corporate Records. Seller's corporate minute book and stock books and records.

4. Certain Claims. Any of Seller's claims and rights against third parties (including, without limitation, insurance carriers), to the extent they relate to obligations and liabilities that are not a part of the Assumed Liabilities (except to the extent that Purchaser shall have incurred costs and expenses with respect to such claims and rights).

5. Benefit Plan Assets. Assets constituting any pension or other funds for the benefit of Seller's employees including, without limitation, any Employee Benefit Plan.

6. Tax Refunds. All of Seller's claims for refunds of Taxes and other governmental charges to the extent such refunds relate to periods ending on or prior to the Closing Date.

7. Prepaid Expenses. All Prepaid Expenses at the Closing listed and fully described in Annex A to this Schedule 2.1(b).

8. Aged Trade Account Receivables. All of Seller's Trade Account Receivables that are more than 100 days past the original invoice date

                                  Schedule 2.3
                        Officers of Surviving Corporation
                        ---------------------------------


DataLink Acquisition Corp.
--------------------------


S. David Model           President

Andrew R. Bacas          Secretary

James Brown              Treasurer

                                  Schedule 2.4
                              Stock Purchase Price
                              --------------------



To be delivered at a later date.

                                  Schedule 2.5
                               Allocation Schedule
                               -------------------


Item                                              Allocation
----                                              ----------
Cash                               Value as reflected on the Closing Balance
                                   Sheet

Trade Receivables                  Value as reflected on the Closing Balance
                                   Sheet

Plant, Property and Equipment      Book value as reflected on the Closing
                                   Balance Sheet

Goodwill/Other Intangibles         Remainder of Purchase Price not classified as
                                   Cash or Plant, Property and Equipment

     Any additional Class III assets (as defined in the Code) acquired subsequent to the Balance Sheet Date shall have a fair market value equal to the respective purchase price and Class IV assets (as defined in the Code) shall be reduced accordingly.

                                  Schedule 2.6
                               Assumed Liabilities
                               -------------------


     (1) Acquired Liabilities incurred in the ordinary course of business consistent with (i) past practices, and (ii) the representations and warranties contained herein, provided that Acquired Liabilities shall not include any liability for the payment of taxes that accrued or relate to the period of time prior to the Closing Date, and

     (2) The Company's Debt.

                                 Schedule 6.1(j)

                                             ________________________, 1997

DocuNet Inc.
715 Matson's Ford Road
Villanova, PA 19085

Ladies and Gentlemen:

     We have acted as counsel to Datalink corporation, an Arizona corporation (the "Company", in connection with the transactions contemplated by that certain [Purchase Agreement] dated as of _______________________ 1997 (the "Purchase Agreement"), among the Company, DocuNet Inc., a Pennsylvania corporation (the "Purchaser"), and Judith K. DeMott and Geri E. Davidson ("Stockholders"). This opinion is furnished to you pursuant to Section _________________ of the Purchase Agreement.

     In connection with rendering this opinion, we have examined the Purchase Agreement and the Escrow Agreement (collectively the "Transaction Documents"). We have also examined the [Certificate] [Articles] of Incorporation and Bylaws of the Company. We have also made such examinations of laws, certificates of public officials, instruments, documents, and corporate records and have made such other investigations as we have deemed necessary in connection with the opinions hereinafter set forth. In such examination we have assumed (i) the genuineness of all signatures on certificates and documents other than those signed by the Company and the Stockholders, (ii) the accuracy, completeness and authenticity of all records and documents submitted to us as originals, (iii) the conformity to the original of all documents submitted to us as certified, conformed or photostatic copies, (iv) the legal capacity of all natural persons who are parties to the Transaction Documents, and (v) that the Transaction Documents accurately describe and contain the mutual understanding of the parties, and that there are no oral or written statements or agreements that modify, amend, or vary, or purport to modify, amend, or vary, any of the terms thereof.

     Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Purchase Agreement.

     Our opinion is limited to the laws of the State of Arizona and the federal laws of the United States and we do not purport to express any opinion herein with respect to the laws of any other state or jurisdiction.

     We note that the Transaction Documents contain clauses selecting Pennsylvania law as governing law. For purposes of this opinion, we have assumed, with your permission, that such clauses selected Arizona law, without regard for principles of choice of law, and that such documents are being executed and delivered and will be performed in, and that the applicable property is and will be held in, the State of __________.

     Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, it is our opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and has all necessary corporate power and authority to enter into the Transaction Documents and to consummate the transactions contemplated thereby.

     2. The execution, delivery and performance of the Transaction Documents have been duly authorized by all requisite corporate action on the part of the Company.

     3. The Transaction Documents have been duly and validly executed by the Company and the Stockholders and constitute the legal, valid and binding obligations of the Company and the Stockholders, respectively, and are enforceable against them in accordance with their respective terms.

     4. Neither the execution and the delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby, violate the [Certificate] [Articles] of Incorporation or Bylaws of the Company.

     All of the opinions set forth in this letter are further subject to: (i) the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other laws affecting or relating to creditors' rights, (ii) the requirement that, to the extent that provisions of the Transaction Documents and any other documents delivered in connection therewith permit the parties to make certain determinations, such determinations may be subject to a requirement that they be made on a reasonable basis and in good faith, (iii) the effect of general principles of equity, equitable defenses and the discretion of the court regarding the enforcement of remedies (regardless of whether considered in a proceeding in equity or at law), and (iv) the unenforceability of or limitation on the enforceability of certain provisions, including without limitation indemnification provisions or covenants not to compete, when such provisions are found to be contrary to public policy.

     This opinion is limited to the matters expressly stated herein, and no other opinions are implied by, or are to be inferred from, this letter. Without limiting the prior sentence, we express no opinion as to any documents or instruments except the documents and instruments defined herein as the Transaction Documents, and express no opinion regarding any Documents incorporated therein by reference.

     This opinion is rendered as of the date hereof and we assume no obligation to modify, update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

     Our opinion, as expressed herein, is solely for the benefit of the addressee and its successors with respect to the transaction contemplated by the Transaction Documents, and unless we give our prior written consent, neither our opinion nor this opinion letter may be quoted in whole or in part, be relied upon or used for any other purpose by any other person.


                                   PEPPER, HAMILTON & SCHEETZ LLP



                                   ______________________________
                                   A Partner

                                 Schedule 6.l(k)


                                      None

                                 Schedule 6.2(i)

                                             [____________________] __, 1997

[NAME AND ADDRESS]








Ladies and Gentlemen:

     We have acted as counsel to DocuNet Inc., a Pennsylvania corporation (the "Purchaser"), in connection with the transactions contemplated by that certain [Purchase Agreement] dated as of ______________________, 1997 (the "Purchase Agreement"), among the Purchaser, __________________ , a __________________
corporation (the "Seller"), and ____________________ ("Stockholders"). This opinion is furnished to you pursuant to Section _____ of the Purchase Agreement.

     In connection with rendering this opinion, we have examined the Purchase Agreement and the Escrow Agreement (collectively the "Transaction Documents"). We have also examined the Articles of Incorporation and Bylaws of the Purchaser. We have also made such equations of laws, certificates of public officials, instruments, documents, and corporate records and have made such other investigations as we have deemed necessary in connection with the opinions hereinafter set forth. In such examination we have assumed (i) the genuineness of all signatures on certificates and documents other than those signed by the Purchaser, (ii) the accuracy, completeness and authenticity of all records and documents submitted to us as originals, (iii) the conformity to the original of all documents submitted to us as certified, conformed or photostatic copies, and
(iv) the legal capacity of all natuua1 persons who are parties to the Transaction Documents.

     Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Purchase Agreement.

     Our opinion is limited to the laws of the Commonwealth of Pennsylvania and the federal laws of the United States and we do not purport to express any opinion herein with respect to the laws of any other state or jurisdiction.

     Based on the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that:

     1. The Purchaser is a corporation duly organized, validly existing and presently subsisting under the laws of the Commonwealth of Pennsylvania and has all necessary corporate power and authority enter into the Transaction Documents and to consummate the transactions contemplated thereby.

     2. The execution, delivery and performance of the Transaction Documents have been duly authorized by all requisite corporate action on the part of the Purchaser.

     3. The Transaction Documents have been duly and validly executed by the Purchaser and constitute the legal, valid and binding obligations of the Purchaser enforceable against it in accordance with their respective teens.

     4. Neither the execution and the delivery of the Transaction Documents, nor the consummation of the transactions contemplated thereby, violate the Articles of Incorporation or Bylaws of the Purchaser.

     All of the opinions set forth in this letter are further subject to: (i) the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting or relating to creditors' rights,
(ii) as to any covenants not to compete, the unenforceability of, or limitation on, certain provisions when such provisions are found unreasonable in scope,
(iii) the requirement that, to the extent that provisions of the Transaction Documents and any other documents delivered in connection therewith permit the parties to make certain determinations, such determinations may be subject to a requirement that they be made on a reasonable basis and in good faith, (iv) the effect of general principles of equity, equitable defenses and the discretion of the court regarding the enforcement of remedies (regardless of whether considered in a proceeding in equity or at law), and (v) the unenforceability of or limitation on the enforceability of certain provisions, including without limitation indemnification provisions, when such provisions are found to be contrary to public policy.

     This opinion is rendered as of the date hereof and we assume no obligation to modify, update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

     Our opinion, as expressed herein, is solely for the benefit of the addressees, their successors and assigns, and unless we give our prior written consent, neither our opinion nor this opinion letter may be quoted in whole or in part or be replied upon by any other person.



                                        PEPPER, HAMILTON & SCHEETZ LLP



                                        _______________________________
                                        A Partner

                                    EXHIBIT A
                       Assignment and Assumption Agreement
                       -----------------------------------



To be delivered at a later date.

                                    EXHIBIT B
                                  Bill of Sale
                                  ------------



To be delivered at a later date.

                                    EXHIBIT D
                                      Lease
                                      -----

                                                                       EXHIBIT A

                                ESCROW AGREEMENT


     This Escrow Agreement ("Agreement") dated as of this ____ day of ______, 1997, by and among DataLink Corporation (the "Seller"), DocuNet Inc., a Pennsylvania corporation ("Purchaser") and ______ (the "Escrow Agent"). The Purchaser, the Seller and the Escrow Agent are sometimes collectively referred to herein as the "Parties" and individually as a "Party."


                              W I T N E S S E T H :


     WHEREAS, pursuant to the Purchase Agreement (as hereinafter defined), it is a condition to the consummation of the transactions contemplated thereby that at the Closing, this Escrow Agreement be entered into by the Parties.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, and of other good and valuable consideration, the Parties, intending to be legally bound, hereby agree as follows:

         1. Definitions. All defined or capitalized terms used in this Agreement will have the meanings set forth in the Purchase Agreement unless such terms are defined herein or unless the context clearly indicates to the contrary.

              (a) Common Stock shall mean the common stock, $ ____ par value, of the Purchaser.

              (b) Market Price shall mean the average closing price of Common Stock during the twenty (20) day trading period immediately preceding the Price Determination Date.

              (c) Price Determination Date shall mean any date on which (i) payment of an Indemnity Amount (as hereinafter defined) is made, (ii) payment of a Covered Amount (as hereinafter defined) is made or (iii) an additional deposit of Common Stock to restore the Combined Value (as hereinafter defined) to the Threshold Value is made.

              (d) Purchase Agreement shall mean that certain Stock Purchase Agreement, Asset Purchase Agreement or Agreement and Plan of Reorganization, as the case may be, between the Seller and the Purchaser.

              (e) Purchase Price shall mean the amount payable by the Purchaser pursuant to Article 2 of the Purchase Agreement.

              (f) Share Value shall mean the lesser of (i) the Initial Public Offering Price or (ii) the Market Price.

         2. Appointment of Escrow Agent. The Purchaser and the Seller hereby appoint the Escrow Agent as the escrow agent for the purposes set forth herein and the Escrow Agent hereby accepts such appointment on the terms herein provided. The Escrow Agent hereby acknowledges receipt from the other Parties of an executed copy of the Purchase Agreement.

         3. Deposit of Escrow Account. Pursuant to Article 2 of the Purchase Agreement, there is being deposited into an account (the "Escrow Account") maintained by the Escrow Agent either (i) a number of shares of Common Stock valued at the Initial Public Offering Price, (ii) cash or (iii) a combination of Common Stock and cash comprising part of the Purchase Price equal to $187,500, (the "Threshold Value"). The Escrow Account will be held, invested, reinvested and disbursed by Escrow Agent in accordance with the terms hereof.

         4. Additional Deposits. In the event that the combined (i) value of any shares of Common Stock (valued at the Initial Public Offering Price) which may be on deposit in the Escrow Account and (ii) the amount of cash which may be on deposit in the Escrow Account ("Cash Value") (collectively, the "Combined Value") falls below the Threshold Value, due to payment from the Escrow Account pursuant to a Purchase Price adjustment pursuant to Article 2 of the Purchase Agreement, the Seller shall, within one (1) business day, deposit additional shares of Common Stock or cash, as the case may be, to the Escrow Account in an amount such that the Combined Value in the Escrow Account equals the Threshold Value.

         5. Pledge of Common Stock; Restriction on Transferability.

              (a) In the event that the Escrow Account includes shares of Common Stock, each Seller hereby pledges for the benefit of the Purchaser, and grants the Purchaser a security interest in, such deposited Common Stock. In addition, each Seller depositing Common Stock in the Escrow Account has also delivered to the Escrow Agent stock powers endorsed in blank with respect to the deposited Common Stock registered in the name of such Seller. The Escrow Agent shall hold all such deposited Common Stock, not as an agent of Seller, but rather as a pledgeholder.

              If blank stock powers with respect to any Common Stock deposited into the Escrow Account and registered to the Seller are delivered by the Escrow Agent to the Purchaser, Seller shall promptly deliver to the Escrow Agent stock powers endorsed in blank with respect to the remaining Common Stock on deposit in the Escrow Account (together with stock powers with respect thereto endorsed in blank), pledged to the Purchaser.

              (b) In the event that the Escrow Account includes shares of Common Stock, each such certificate representing Common Stock on deposit therein shall have the following legend noted conspicuously thereon:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LIEN IN FAVOR OF THE ISSUER PURSUANT TO THAT CERTAIN ESCROW AGREEMENT DATED ________ ___, 1997 BY AND AMONG THE PURCHASER, CERTAIN PERSONS, AND ___________ AS ESCROW AGENT. THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ON TRANSFER UNTIL RELEASED FROM SUCH RESTRICTIONS IN ACCORDANCE WITH THE TERMS OF SUCH ESCROW AGREEMENT.

              (c) Up until any disbursement of any shares of Common Stock deposited into the Escrow Account, Seller shall be entitled to vote said shares in any meeting of shareholders, and shall be entitled to all dividends paid thereon.

         6. Purpose of the Escrow Account.

              (a) Adjustments to Purchase Price. To the extent provided in
Article 2 of the Purchase Agreement, the Parties have specified a mechanism for the final determination of the Purchase Price of the Company (the "Purchase Price Provision"). The amounts that may be payable by the Seller to the Purchaser under the Purchase Price Provision are herein called the "Covered Amounts." One purpose of the Escrow Account is, to the extent herein provided, to provide a source of funds for the payment of the Covered Amounts.

              (b) Indemnification. The Escrow Account further serves to secure the indemnification obligations of the Seller under Article 10 of the Purchase Agreement (the "Indemnification Provision"). The amounts that may be payable to the Purchaser under the Indemnification Provision are herein called the "Indemnity Amounts."

         7. Application of Escrow Account. The Escrow Account will be retained by the Escrow Agent and shall be distributed as follows:

              (a) Adjustments to Purchase Price. Upon the final determination of the Purchase Price pursuant to Article 2 of the Purchase Agreement, the Seller and the Purchaser shall give a joint written notice to the Escrow Agent indicating whether and to what extent the Escrow Account is to be disbursed to the Purchaser and on receipt of such joint instructions, the Escrow Agent shall disburse the Escrow Account in accordance with such instructions. The Seller and the Purchaser agree to cause the Escrow Account to be disbursed so as to give effect to the final determination of the Purchase Price pursuant to Article 2 of the Purchase Agreement.

              (b) Indemnification. In the event the Purchaser suffers an Indemnifiable Loss and is entitled to payment of an Indemnity Amount, the Seller and Purchaser shall give a joint written notice to the Escrow Agent directing that a combination of cash and Common Stock (valued at the Share Value) equal to the Indemnity Amount be disbursed from the Escrow Account and on receipt of such joint instructions, the Escrow Agent shall so disburse such Indemnity Amount.

         8. Investment of Escrow Account. As soon as possible after its receipt of the Escrow Account, the Escrow Agent shall invest any cash deposited in the Escrow Account (the "Cash Investment") as set forth on Exhibit "A" attached hereto, or as otherwise directed in writing from time to time by the Seller. All income earned on the Cash Investment will be owned by the Seller and shall be distributed at least once every 365 days. The Escrow Agent will not be liable or responsible for any loss resulting from any investment or reinvestment made as provided in this Agreement at the written direction of the Seller.

         9. Liability of the Escrow Agent. The duties of the Escrow Agent hereunder will be limited to the observance of the express provisions of this Agreement. The Escrow Agent will not make any payment or disbursement from or out of the Escrow Account except as provided by this Agreement. The Escrow Agent may rely upon and act upon any instrument received by it pursuant to the provisions of this Agreement which it reasonably believes to be in conformity with the requirements of this Agreement. The Escrow Agent agrees to use the same degree of care and skill as is customary for an escrow agent in similar circumstances. The Escrow Agent will not be liable for any action taken or not taken by it under the terms hereof in the absence of breach of its obligations hereunder or gross negligence or willful misconduct on its part.

     In receiving the amounts deposited into the Escrow Account, the Escrow Agent acts only as a depository for the Purchaser and the Seller and assumes no responsibility except pursuant to the provisions of this Agreement. No withdrawals shall be permitted from the Escrow Account except as provided herein or as required by law or court order.

     All of the terms and conditions in connection with the Escrow Agent's duties and responsibilities, and the rights of the Purchaser and the Seller or anyone else, with respect to the Escrow Account, are contained solely in this Agreement and in any signature card required by the Escrow Agent pertaining to the Escrow Account, and the Escrow Agent is not expected or required to be familiar with the provisions of any other agreement, and shall not be charged with any responsibility or liability in connection with the observance of the provisions of any such other agreement.

     The Escrow Agent may act or refrain from acting in respect of any matter referred to herein in full reliance upon and by and with the advice of counsel which may be selected by it, and shall be fully protected in so acting or in refraining from acting upon the advice of such counsel.

     Except as herein expressly provided, none of the provisions of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur financial liability or expense in the performance of any of its duties hereunder.

     The Escrow Agent is hereby authorized to comply with and obey all orders, judgements, decrees or writs entered or issued by any court, and in the event the Escrow Agent obeys or complies with any such order, judgment, decree or writ of any court, in whole or in part, it shall not be liable to any of the Parties hereto, nor to any other person or entity, by reason of such compliance, notwithstanding that it shall be determined that any such order, judgment, decree or writ be entered without jurisdiction or be invalid for any reason or be subsequently reversed, modified, annulled or vacated.

     Should any controversy arise between the Purchaser and the Seller or between the Seller, the Purchaser and any other person or entity with respect to this Agreement, or with respect to the ownership of or the right to receive any sums from the Escrow Account, the Escrow Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the Parties.

     The Purchaser and the Seller agree that the Escrow Agent is acting solely as an escrow agent hereunder and not as a trustee, and that the Escrow Agent has no fiduciary duties, obligations or liabilities under this Agreement.

         10. Indemnification of the Escrow Agent. The Seller and the Purchaser will indemnify and hold the Escrow Agent harmless from and against any and all losses, costs, damages or expenses (including reasonable attorneys' fees) the Escrow Agent may sustain by reason of its service as escrow agent hereunder, except to the extent such loss, cost, damage or expense (including reasonable attorneys' fees) was incurred solely by reason of such acts or omissions for which the Escrow Agent is liable or responsible under Section 9 hereunder.

         11. Fees of Escrow Agent. All fees, if any, of the Escrow Agent for service as escrow agent hereunder shall be paid by the Purchaser.

         12. Designations. The Seller and the Purchaser may each, by notice to the Escrow Agent, designate one or more persons who will execute notices and from whom the Escrow Agent may take instructions hereunder or to whom the Escrow Agent may give notices. Such designations may be changed from time to time upon notice to Escrow Agent from the respective parties. The Escrow Agent will be entitled to rely conclusively on any action taken by such persons or their respective successor designees.

         13. Resignation of the Escrow Agent. The Escrow Agent may resign as escrow agent by giving each of the Parties not less than thirty (30) days' prior written notice of the effective date of such resignation. If on or prior to the effective date of such resignation the Escrow Agent has not received joint written instructions from the parties hereto, it will thereupon deposit the Escrow Account into the registry of a court of competent jurisdiction. The Parties intend that a substitute escrow agent will be appointed to fulfill the duties of the Escrow Agent hereunder for the remaining term of this Agreement in the event of the Escrow Agent's resignation, and if the Purchaser and the Seller cannot agree on a substitute escrow agent, they will use their best efforts to derive a procedure to appoint a substitute escrow agent.

         14. Notices. All notices, requests, instructions and demands which may be given by any party hereto to any other party in the course of the transactions herein contemplated will be given to each party hereto, will be in writing, will be delivered by posting in the United States mail, certified mail, return receipt requested, addressed to the respective parties as set forth below, and will be deemed given when actually received.

                  A.       If to Purchaser:

                                    DocuNet Inc.
                                    715 Matson's Ford Road
                                    Villanova, PA 19085


                           With a copy to:

                                    Pepper, Hamilton & Scheetz LLP
                                    3000 Two Logan Square
                                    18th & Arch Streets
                                    Philadelphia, PA 19103
                                    Attention: Barry M. Abelson, Esquire

                  B.       If to the Seller, to its attention:

                                    Judith K. DeMott or Geri E. Davidson
                                    8811 south 19th Street
                                    Phoenix, AZ  85040

                           With a copy to:

                                    Bonn, Luscher, Padden & Wilkins
                                    805 North Second Street
                                    Phoenix, Arizona 85004
                                    Attention: John M. Welch, Esquire

                  C.       If to the Escrow Agent:

                           With a copy to:



     Copies of any notices sent by the Escrow Agent shall be sent to all other parties hereto.

         15. Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors and assigns.

         16. Amendment and Termination. This Agreement may be amended or canceled by and upon written notice to the Escrow Agent at any time given jointly by the Purchaser and the Seller, but the duties and responsibilities of the Escrow Agent may not be increased without its consent.

         17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         18. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         19. Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience only and are not part of this Agreement and will not be used in construing it.

         20. Term. The escrow established by this Agreement shall continue until the earlier of (i) the mutual agreement of the Parties or (ii) ninety (90) days following the Closing whereupon all amounts and shares of Common Stock then on deposit in the Escrow Account shall be paid and delivered to the Seller; provided, however, that in the event there is an asserted but unresolved claim ("Claim") pursuant to Article 2 or Article 10 of the Purchase Agreement on such 90th day, then any combination of cash and Common Stock (valued at the Share Value) equal, in combination, to the amount of any and all such Claims shall remain in the Escrow Account. Such cash and/or Common Stock so remaining in the Escrow Account shall remain subject to this Agreement until the final resolution of the applicable Claim(s) that required the retention of such cash and/or Common Stock; provided, however, that in all events all Common Stock held in the Escrow Account shall be distributed to the Seller within five (5) years from the Closing and, to the extent such Common Stock is distributed, Seller shall replenish the Escrow Account with cash in a like amount, valued at the Share Value.

     IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                            DOCUNET INC.


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


                                            DATALINK CORPORATION



                                            By:
                                                -------------------------------
                                                Name:
                                                Title:



                                            [ESCROW AGENT]



                                            By:
                                                -------------------------------
                                                Name:
                                                Title: